As filed with the Securities and Exchange Commission on January 3, 2013            Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Allianz Life Insurance Company of North America
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	41-1366075 (I.R.S. Employer Identification No.)

5701 Golden Hills Drive
Minneapolis, MN 55416
(800) 950-5872
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stewart D. Gregg, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416
(763) 765-2913
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer                                         [   ]                                Accelerated filer                     [   ]
Non-accelerated filer                                           [X]                                Smaller reporting company   [   ]
(Do not check if a smaller reporting company)

Calculation of Registration Fee*
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Individual Flexible Purchase Payment Index-Linked Deferred Annuity Contract	$1,000,000	*	$750,000,000	$136.40

*
The proposed maximum offering price per unit is not applicable since these securities are not issued in predetermined amounts or units. The full registration fee will be paid upon pre-effective amendment.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I - PROSPECTUS

ALLIANZ INDEX ADVANTAGESM VARIABLE ANNUITY CONTRACT
Issued by Allianz Life® Variable Account B and Allianz Life Insurance Company of North America (Allianz Life®, we, us, our)

Prospectus Dated: [To be added by pre-effective amendment]

The information in this prospectus is not complete and may be changed. We cannot sell Allianz Index Advantage Variable Annuity pursuant to this prospectus until the Registration Statement containing this prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the Contract and is not soliciting an offer to buy the Contract in any state where the offer or sale is not permitted.
This prospectus describes an individual flexible purchase payment variable and index-linked deferred annuity contract (Contract). The Contract offers you, the Owner, both variable investment allocation options (Variable Options) and index-linked investment allocation options (Index Options). (The Variable Options and the Index Options together are referred to as Allocation Options.) The Contract also offers various standard annuity features, including multiple fixed annuitization options (Annuity Options), a free withdrawal privilege, a six-year withdrawal charge period, and a guaranteed death benefit (Traditional Death Benefit).

If you allocate money (Purchase Payments) to the Variable Options, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options’ performance. The Variable Options do not provide any protection against loss of principal. You can lose money you allocate to the Variable Options. These are the Variable Options we currently offer:

AZL® MVP Growth Index Strategy Fund	AZL® MVP Balanced Index Strategy Fund	AZL® Money Market Fund
If you allocate Purchase Payments to the Index Options, you receive annual returns (Credits) based on the performance of one or more securities indices (Index or Indices). Unlike the Variable Options, the Index Options do not involve an indirect investment by you in any underlying fund. Instead, the Credits are an obligation of Allianz Life, and these Credits are calculated by us based on annual changes in the Index’s value.

If you allocate Purchase Payments to an Index Option, you must select a Credit calculation method (Crediting Method). We currently offer two Crediting Methods. Both Crediting Methods provide a combination of a level of protection against negative Index performance, and also a limitation on participation in positive Index performance. The Contract Value you allocate to an Index Option may fluctuate between the dates we apply a Credit.

These are the Indices and Crediting Methods we currently offer:

S&P 500®	available with	Index Protection Strategy and Index Performance Strategy
Russell 2000® Index and NASDAQ-100® Index	available with	Index Performance Strategy
The Index Protection Strategy provides a Declared Protection Strategy Credit if the change in Index value from one year to the next is greater than or equal to zero. If the change in value is negative you do not receive a Credit, but you also do not receive a negative Credit. We can change the amount of the Declared Protection Strategy Credit at the beginning of each year. The Index Performance Strategy provides a different form of Credit calculation. You receive a positive Performance Credit based on positive annual changes in Index value subject to an upper limit called the Cap. If the change in Index value is negative you may receive a negative Performance Credit if the loss is greater than a specified percentage called the Buffer. We can change the Cap at the beginning of each year, but we establish the Buffer at the beginning of the first year and we cannot change it. The Cap and Buffer can be different for different Indices. The Index Performance Strategy includes a risk of potential loss of principal for negative performance in excess of the Buffer. If Index performance is significantly negative, you can lose money that you allocate to the Index Performance Strategy.

All guarantees under the Contract are the obligations of Allianz Life and are subject to the claims paying ability of Allianz Life.

Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Allianz Life that you ought to know before investing. This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.

Allianz Life Variable Account B is the Separate Account that holds the assets allocated to the Variable Options. Additional information about the Separate Account has been filed with the Securities and Exchange Commission (SEC) and is available upon written or oral request without charge, or on the EDGAR database on the SEC’s website (http://www.sec.gov). A Statement of Additional Information (SAI) dated the same date as this prospectus includes additional information about the annuity offered by this prospectus. The SAI is incorporated by reference into this prospectus. The SAI is filed with the SEC on Form N-4 and is available without charge by contacting us at the telephone number or address listed at the back of this prospectus. The SAI’s table of contents appears after the Privacy and Security Statement in this prospectus. The prospectus, SAI and other Contract information are also available on the EDGAR database.

The SEC has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal. Variable and index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effictive amendment]

TABLE OF CONTENTS

Glossary	3	4. Purchasing the Contract	20
SUMMARY	7	Purchase Requirements	20
Who Should Consider Purchasing the Contract?	7	Faxed Applications	20
What Are the Contract’s Charges?	7	Allocation of Purchase Payments and Transfers Between the Allocation Options	21
What Are the Contract’s Benefits?	7	Automatic Investment Plan (AIP)	21
How Can I Allocate My Purchase Payments?	8	Free Look/Right-to-Examine Period	22
What Are the Different Values Within the Contract?	8	5. Variable Options	22
How Do We Apply Credits to the Index Options?	9	Substitution of Variable Options and Limitation on Further Investments	22
How Do the Cap and Buffer Affect My Contract’s Potential Growth?	9	Transfers Between Variable Options	24
Can My Contract Lose Value Because of Negative Changes in an Index’s Value?	9	Electronic Variable Option Transfer and Allocation Instructions	24
Can I Transfer Index Option Value Between the Allocation Options?	9	Excessive Trading and Market Timing	25
How Can I Take Money Out of My Contract?	10	Financial Advisers – Asset Allocation Programs	26
What Are My Annuity Options?	10	Voting Privileges	27
Does the Contract Provide a Death Benefit?	10	6. Valuing Your Contract	27
Fee Tables	11	Accumulation Units	27
Owner Transaction Expenses	11	Computing Variable Account Value	27
Owner Periodic Expenses	11	7. Index Options	28
Annual Operating Expenses of the Variable Options	12	Determining the Index Protection Strategy Index Option Value	28
Examples	13	Determining the Index Performance Strategy Index Option Values	29
1. Risk Factors	14	The Alternate Minimum Value	31
Liquidity Risk	14	Optional Rebalancing Program	31
Risk of Investing in Securities	14	8. Expenses	31
Risk of Negative Returns	14	Product Fee	31
Calculation of Credits	15	Contract Maintenance Charge	32
Changes to Caps, Buffers, and Declared Protection	15	Withdrawal Charge	32
Strategy Credits		Transfer Fee	34
Variable Option Risk	15	Premium Tax	34
Our Financial Strength and Claims-Paying Ability	15	Income Tax	34
Regulatory Protections	16	Variable Option Expenses	34
2. The Variable Annuity Contract	16	9. Access to Your Money	35
State Specific Contract Restrictions	17	Free Withdrawal Privilege	35
When The Contract Ends	17	Systematic Withdrawal Program	36
3. Ownership, Annuitants, Determining Life, Beneficiaries, and Payees	17	Minimum Distribution Program and Required Minimum Distribution (RMD) Payments	36
Owner	17	Waiver of Withdrawal Charge Benefit	36
Joint Owner	17	Suspension of Payments or Transfers	36
Annuitant	17	10. The Annuity Phase	37
Determining Life (Lives)	18	Calculating Your Annuity Payments	37
Beneficiary	18	Annuity Payment Options	37
Payee	19	When Annuity Payments Begin	38
Assignment, Changes of Ownership and Other Transfers of Contract Rights	19

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

11. Death Benefit	38	15. Selected Financial Data	45
Death of the Owner and/or Annuitant	39	Management’s Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ending December 31, 2012)	45
Death Benefit Payment Options During the Accumulation Phase	40	16. Financial Statements	45
12. Taxes	40	17. Privacy and Security Statement	46
Qualified and Non-Qualified Contracts	41	18. Table of Contents of the Statement of Additional Information (SAI)	47
Taxation of Annuity Contracts	41
Tax-Free Section 1035 Exchanges	42	Appendix A – Available Indices	48
13. Other Information	42	Standard & Poor’s 500® Index	48
The Separate Account	42	Russell 2000® Index	49
Our General Account	42	NASDAQ-100® Index	49
Distribution	42	Appendix B – Daily Adjustment	49
Additional Credits for Certain Groups	44	For Service or More Information	50
Administration/Allianz Service Center	44	Our Service Center	50
Legal Proceedings	44
Status Pursuant to Securities Exhange Act of 1934	44
14. Information on Allianz Life	44
Executive Officers and Directors	44
Executive Compensation	45
Security Ownership of Certain Beneficial Owners and Management	45
Transactions with Related Persons, Promoters and Certain Control Persons	45

GLOSSARY

This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.

Accumulation Phase – the initial phase of your Contract before you apply your Contract Value to Annuity Payments. The Accumulation Phase begins on the Issue Date.

Allocation Options – the Variable Options and Index Options available to you under the Contract.

Alternate Minimum Value – the guaranteed minimum on each Index Option Value we provide if you take a withdrawal, annuitize the Contract, or if we pay a death benefit.

Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.

Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract.

Annuity Options – the annuity income options available to you under the Contract.

Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.

Annuity Phase – the phase the Contract is in once Annuity Payments begin.

Beneficiary –the person(s) the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.

Buffer – under the Index Performance Strategy, this is the negative Index Return that Allianz Life absorbs before applying a negative Performance Credit on an Index Anniversary. We declare Buffers for each Index Performance Strategy Index Option on the Index Effective Date. Buffers do not change after the Index Effective Date.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

Business Day – each day on which the New York Stock Exchange is open for trading, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. Allianz Life is open for business on each day that the New York Stock Exchange is open. Our Business Day closes when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.

Cap – under the Index Performance Strategy, this is the maximum amount of positive Index Return that you can receive as a positive Performance Credit on an Index Anniversary. We declare Caps for each Index Performance Strategy Index Option on the Index Effective Date and each Index Anniversary.

Charge Base – the Contract Value on any Quarterly Contract Anniversary, adjusted for subsequent Purchase Payments and withdrawals. We use the Charge Base to determine the next product fee we deduct.

Contract – the deferred annuity contract described by this prospectus.

Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.

Contract Value – on any Business Day, the sum of your Index Option Value(s) and Variable Account Value. The Contract Value does not include any currently applicable withdrawal charge, final product fee, or final contract maintenance charge.

Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.

Credit – the annual return you may receive when you allocate money to an Index Option.

Crediting Method – a method we use to calculate annual Credits if you allocate money to an Index Option.

Daily Adjustment – the change in the hypothetical market value of the Proxy Investment we create for each Index Option under the Index Performance Strategy as discussed in section 7, Index Options and Appendix B. Each Index Performance Strategy Index Option has a Daily Adjustment. We use the Daily Adjustment to calculate each Index Performance Strategy Index Option Value on each Business Day during the Index Year other than the Index Effective Date or Index Anniversary.

Declared Protection Strategy Credit – the positive Credit we apply on the Index Anniversary under the Index Protection Strategy if the change in Index value from one Index Anniversary to the next is greater than or equal to zero. We set the Declared Protection Strategy Credit for each Index Protection Strategy Index Option on the Index Effective Date and each Index Anniversary.

Determining Life (Lives) – the person(s) or entity designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit.

Financial Professional – the person who advises you regarding the Contract.

Good Order – a request is in “Good Order” if it contains all of the information we require to process the request. If we require information to be provided in writing, “Good Order” also includes providing information on the correct form, with any required certifications or guarantees, delivered to the correct mailing address listed at the back of this prospectus and received at the Service Center. If you have questions about the information we require, please contact the Service Center.

Index (Indices) – one (or more) of the securities indexes available to you under the Contract. Some Indices are only available under certain Crediting Methods.

Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary.

Index Effective Date – the date shown on the Contract that starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 4, Purchasing the Contract – Allocation of Purchase Payments and Transfers Between the Allocation Options.

Index Option – the combination of an Index and a Crediting Method to which you can allocate money.

Index Option Base – an amount we use to calculate Credits, and if you select the Index Performance Strategy, the Daily Adjustment. The Index Option Base is equal to the amounts you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the application of any Credits.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

Index Option Value – on any Business Day it is equal to the value in each of your selected Index Options. Each Index Option Value includes any Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value under the Index Performance Strategy also includes the Daily Adjustment. If you take a full withdrawal, annuitize the Contract, or if we pay a death benefit each Index Option Value also includes any increase from the Alternate Minimum Value.

Index Performance Strategy – one of the Crediting Methods available to you under the Contract. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to a Cap and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal.

Index Protection Strategy – one of the Crediting Methods available to you under the Contract. Under the Index Protection Strategy you receive the Declared Protection Strategy Credit if the change in Index value from one Index Anniversary to the next is zero or more. You cannot receive a negative Credit under this Crediting Method.

Index Return – a calculation we use to determine the Performance Credits on each Index Anniversary. The Index Return is an Index’s current value, minus its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by the Index’s value on the last Index Anniversary.

Index Year – any period of twelve months beginning on the Index Effective Date or a subsequent Index Anniversary.

Issue Date – the date shown on the Contract that starts the first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date. We must receive your initial Purchase Payment and all necessary information before we issue the Contract.

Joint Owners – two Owners who own a Contract.

Lock Date – under the Index Performance Strategy the Business Day we process your request to lock in an Index Option Value (a Performance Lock) and receive a Credit before the Index Anniversary.

Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code.

Owner – “you,” “your” and “yours.” The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.

Payee – the person or entity who receives Annuity Payments during the Annuity Phase.

Performance Lock – a feature under the Index Performance Strategy that allows you to lock in each of your current Index Option Values before the Index Anniversary. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.

Performance Credit – the Credit we apply on the Index Anniversary under the Index Performance Strategy. We base Performance Credits on Index Returns adjusted by the Cap or Buffer. Performance Credits can be negative.

Proxy Investment – an investment tracking mechanism we establish that is structured as a hypothetical set of call and put options designed to provide the same returns as the Performance Credits under the Index Performance Strategy on an Index Anniversary. We use the Proxy Investment to calculate the Daily Adjustment between Index Anniversaries. For more information, see Appendix B.

Proxy Value – the value of the Proxy Investment for an Index Performance Strategy Index Option used to calculate the Daily Adjustment as discussed in Appendix B.

Purchase Payment – the money you put into the Contract.

Qualified Contract – a Contract purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA or 403(b) contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, Traditional IRAs and Simplified Employee Pension (SEP) IRAs.

Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

Separate Account – Allianz Life Variable Account B is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.

Service Center – the area of our Company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.

Traditional Death Benefit – the death benefit provided by the Contract that is equal to the greater of Contract Value (after deduction of the final product fee), or total Purchase Payments adjusted for withdrawals.

Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.

Variable Account Value – on any Business Day, the sum of the values in your selected Variable Options. The Variable Account Value includes the deduction of the Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge.

Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.

Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 8, Expenses – Withdrawal Charge.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

SUMMARY

The Allianz Index Advantage Variable Annuity is a variable and index-linked annuity product. If you allocate money to the Variable Options offered through the Contract, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options performance. If you allocate money to an Index Option we calculate an annual return, or Credit, on each Index Anniversary based on the change in value of one or more nationally recognized securities Indices. The Credit may be positive, zero, or, in some instances, negative, depending on the Index Option you select.

The Contract has two phases: the Accumulation Phase and the Annuity Phase. During the Accumulation Phase your Contract Value (the total of your Variable Account Value and all Index Option Values) fluctuates based on the returns of your selected Variable Options and Index Options. During the Accumulation Phase you can add Purchase Payments to your Contract, take withdrawals, and we pay a death benefit if you die.

The Accumulation Phase of your Contract ends and the Annuity Phase starts once you begin Annuity Payments. You can take Annuity Payments based on your Contract Value as discussed in section 10, The Annuity Phase.

Who Should Consider Purchasing the Contract?

We designed the Contract for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities.

What Are the Contract’s Charges?

The Contract includes a contingent withdrawal charge, product fee, contract maintenance charge, and transfer fee. These fees and charges are discussed in more detail in section 8, Expenses.

The withdrawal charge is calculated based upon Purchase Payments. The withdrawal charge period applies separately to each Purchase Payment. The withdrawal charge starts at 8.5% and decreases to zero after we have had a Purchase Payment for six complete years. During the period that the withdrawal charge applies, if you withdraw more than is allowed under the free withdrawal privilege, we may deduct a withdrawal charge. (See section 9, Access to Your Money – Free Withdrawal Privilege.)

We assess a [to be added by pre-effective amendment]% annualized product fee. The fee is deducted quarterly during the Accumulation Phase while your Contract Value is positive. We calculate and accrue the fee on a daily basis as a percentage of the Charge Base. The Charge Base is the Contract Value on the preceding Quarterly Contract Anniversary, adjusted for subsequent Purchase Payments and withdrawals. A Quarterly Contract Anniversary is the day that occurs three calendar months after the date we issue the Contract (Issue Date) or any subsequent Quarterly Anniversary.

We assess a $50 contract maintenance charge annually, but we waive this charge if your Contract Value is at least $100,000.

We assess a $25 transfer fee for each transfer between the Variable Options after 12 taken in a Contract Year. A Contract Year is any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary (a twelve-month anniversary of the Issue Date).

What Are the Contract’s Benefits?

The Contract offers a variety of variable and index-linked Allocation Options, each with different return and risk characteristics.

The Contract offers two Crediting Methods. The Index Protection Strategy provides a Declared Protection Strategy Credit on an Index Anniversary if your selected Index’s current value is equal to or greater than the Index value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). If an Index Anniversary does not occur on a Business Day, we use the next Business Day’s Index value. A Business Day is any day the New York Stock Exchange is open, except, with regard to a specific Variable Option, when that Variable Option does not value its shares.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

We set the amount of the Declared Protection Strategy Credit at the beginning of each Index Year (the Index Effective Date and subsequent Index Anniversaries) and we pay this Credit if the change in Index value is zero or more regardless of the amount of the actual change in Index value. If the change in Index value is negative you do not receive the Declared Protection Strategy Credit, but you also do not receive a negative Credit. We can change the Declared Protection Strategy Credit annually. For information on the Declared Protection Strategy Credit we currently offer see [website address to be added by pre-effective amendment]. This value may change before we issue your Contract. We publish any change to the Declared Protection Strategy Credit on the website one week before it takes effect.

The Index Performance Strategy provides a positive Performance Credit equal to the Index Return adjusted by an upper limit called the Cap. The Index Return is an Index’s value on the current Index Anniversary, minus its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by the Index’s value on the last Index Anniversary. If Index Return is negative you may receive a negative Performance Credit if the loss is greater than a specified percentage called the Buffer. We can change the Cap annually, but we establish the Buffer on your Index Effective Date and we cannot change it. The Cap and Buffer can be different for different Indices. For information on the Index Performance Strategy Caps and Buffers we currently offer see [website address to be added by pre-effective amendment]. These values may change before we issue your Contract. We publish any change to the Caps and Buffers on the website one week before they take effect. You can receive negative Credits under the Index Performance Strategy, but not under the Index Protection Strategy. (For more information see section 7, Index Options.)

The Contract has a free withdrawal privilege that allows you to withdraw up to 10% of your total Purchase Payments from your Contract each Contract Year during the Accumulation Phase without incurring a withdrawal charge. The Contract includes a waiver of withdrawal charge benefit in most states that allows you to take money out of the Contract without incurring a withdrawal charge if you are confined to a nursing home for a period of time. The Contract has several Annuity Options which can provide guaranteed income for life, or life and term certain. (For more information see section 9, Access to Your Money and section 10, The Annuity Phase.)

The Contract includes an Alternate Minimum Value that provides a guaranteed minimum on each of your Index Option Values if you take a withdrawal, annuitize the Contract, or if we pay a death benefit.

How Can I Allocate My Purchase Payments?

You can allocate your Purchase Payments to the available Allocation Options. We only allow allocations to the Index Options on the Index Effective Date and on subsequent Index Anniversaries. The Index Effective Date is the date shown on the Contract that starts the first Index Year. An Index Anniversary is a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary. An Index Year is any period of twelve months beginning on the Index Effective Date or a subsequent Index Anniversary. You can only reallocate money from the Index Options to the Variable Options on each sixth Index Anniversary.

NOTE:  You must allocate additional Purchase Payments you make after the Index Effective Date to the Variable Options until the next Index Anniversary. Additional Purchase Payments that you make after the Index Effective Date and allocate to an Index Option are not eligible to receive Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

What Are the Different Values Within the Contract?

The Contract provides the following values.

•
The Contract Value is the sum of your Variable Account Value and total Index Option Values. Contract Value does not include any currently applicable withdrawal charge, final product fee, or final contract maintenance charge that we assess on a full withdrawal or when you request Annuity Payments.

•
The Variable Account Value is the sum of the values in your selected Variable Options. It includes the deduction of Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge. Your Variable Account Value changes daily based on the performance of your selected Variable Options.

•
The total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value under the Index Performance Strategy also includes the Daily Adjustment. If you take a full withdrawal, annuitize the Contract, or if we pay a death benefit each Index Option Value also includes any increase from the Alternate Minimum Value.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

During the Index Year the Index Option Value for the Index Protection Strategy does not change for Index performance, but each Index Option Value for the Index Performance Strategy does through the Daily Adjustment. The Daily Adjustment is the change in the hypothetical market value of the Proxy Investment we create for each Index Performance Strategy Index Option. The Proxy Investments are an investment tracking mechanism we establish that is structured as a hypothetical set of call and put options designed to provide the same returns as the Performance Credits under the Index Performance Strategy on the Index Anniversary. We use the Proxy Investment to calculate the Daily Adjustment on any Business Day other than the Index Effective Date or on Index Anniversaries. When the Daily Adjustment is positive, your Index Option Value has increased since the beginning of the year; when it is negative, your Index Option Value has decreased (excluding the effect of any partial withdrawal or the deduction of Contract expenses). The Daily Adjustment is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary. Even if the current Index return during the Index Year is within the Buffer or positive, the Daily Adjustment may be negative until the Index Anniversary.

For more information see section 6, Valuing Your Contract, section 7, Index Options, and Appendix B.

How Do We Apply Credits to the Index Options?

We generally calculate and apply Credits on the Index Anniversary based on either the change in the Index’s value (Index Protection Strategy), or the Index Returns (Index Performance Strategy). Positive Credits are not guaranteed. Credits can be zero or, under the Index Performance Strategy, negative after application of the Buffer.

Under the Index Performance Strategy you can lock in the current Index Option Value on any Business Day during the Index Year by requesting a Performance Lock. You can request a lock once each Index Year for each of your selected Index Performance Strategy Index Options. A Performance Lock applies to the total Index Option Value (including any Daily Adjustment) in an Index Option, and not just a portion of that Index Option Value. After the Lock Date Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.

NOTE:  Partial withdrawals and amounts we deduct for Contract expenses from the Index Options before the Index Anniversary do not receive a Credit for that Index Year. Contract expenses include product fee, the contract maintenance charge and any applicable withdrawal charge.
How Do the Cap and Buffer Affect My Contract’s Potential Growth?

The Index Performance Strategy involves both a Cap and a Buffer. The Cap limits your ability to receive positive index-linked returns, and the Buffer limits the impact of negative returns. We set the Buffer and the initial Cap on the Index Effective Date. We declare new Caps on each Index Anniversary. The Cap does not change during the Index Year. The Buffer does not change after the Index Effective Date. The Index Performance Strategy Caps and Buffers cannot be less than 1%. For information on the Caps and Buffers we currently offer [website address to be added by pre-effective amendment]. We publish any change to the Caps and Buffers on the website one week before they take effect.

Can My Contract Lose Value Because of Negative Changes in an Index’s Value?

If you select the Index Performance Strategy your Contract can lose value due to negative Index Returns. However, allocations to the Index Protection Strategy cannot lose value due to a negative change in Index value.

Can I Transfer Index Option Value Between the Allocation Options?

On each Index Anniversary you can transfer Variable Account Value to the available Index Options and you can reallocate your Index Option Values. On each sixth Index Anniversary you can transfer Index Option Value to the Variable Options.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

How Can I Take Money Out of My Contract?

You can take money out of your Contract by taking withdrawals, required minimum distributions or Annuity Payments. You can withdraw money from either the Variable Options or the Index Options. Amounts withdrawn from an Index Performance Strategy Index Option before the Index Anniversary may not receive the full benefit of the Buffer. If you withdraw more than is allowed by the free withdrawal privilege we may assess a withdrawal charge. Under the waiver of withdrawal charge benefit you can take a one-time withdrawal from your Contract after the first Contract Anniversary without incurring a withdrawal charge if you are confined to a nursing home for a period of time. Required minimum distributions that you take from a Qualified Contract to pay required minimum distribution amounts owing with regard to this Contract are not subject to a withdrawal charge. However, required minimum distributions reduce the amount available under the free withdrawal privilege. For more information see section 9, Access to Your Money.

What Are My Annuity Options?

The Contract includes several Annuity Options that can provide fixed life, or fixed life and term certain Annuity Payments based on the lifetime of the Annuitant(s). For more information see section 10, The Annuity Phase.

Does the Contract Provide a Death Benefit?

The Contract provides a guaranteed Traditional Death Benefit based on the greater of Contract Value or total Purchase Payments adjusted for withdrawals. The Traditional Death Benefit is a first-to-die death benefit based on the Determining Life. The Determining Life (or Lives) is either the Owner(s), or the Annuitant if the Owner is a non-individual. We establish the Determining Lives at Contract issue and they generally do not change unless there is a divorce or you establish a Trust. If you change Owners or the Annuitant after the Issue Date, upon death of the Owner, the Beneficiary(s) may only receive the Contract Value. For more information see section 3, Ownership, Annuitants, Determining Life, Beneficiaries, and Payees and section 11, Death Benefit.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

FEE TABLES

These tables describe the fees and expenses you pay when purchasing, owning, and taking a withdrawal from the Contract, or transferring Contract Value between Allocation Options. For more information, see section 8, Expenses.

OWNER TRANSACTION EXPENSES

Withdrawal Charge During Your Contract’s Initial Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)

Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%

Transfer Fee(3)………………………………….......	$25
(for each transfer between Variable Options after twelve in a Contract Year)
Premium Tax(4)…………………………………...…	3.5%
(as a percentage of each Purchase Payment)
OWNER PERIODIC EXPENSES

Contract Maintenance Charge(5)………………...	$50
(per Contract per year)
(1)
The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually without incurring a withdrawal charge, as discussed in section 9, Access to Your Money – Free Withdrawal Privilege.

(2)	The Withdrawal Charge Basis is the amount subject to a withdrawal charge, as discussed in section 8, Expenses – Withdrawal Charge.

(3)
We count all transfers made in the same Business Day as one transfer, as discussed in section 8, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the market timing policies discussed in section 5, Variable Options – Excessive Trading and Market Timing.

(4)	Not currently deducted, but we reserve the right to do so in the future. This is the maximum charge we could deduct if we exercise this right, as discussed in section 8, Expenses – Premium Tax.

(5)	Waived if the Contract Value is at least $100,000, as discussed in section 8, Expenses – Contract Maintenance Charge.

CONTRACT ANNUAL EXPENSES

Product Fee(6)………………………………….......	[to be added by pre-effective amendment]%
(as a percentage of the Charge Base)

(6)	We do not assess the product fee during the Annuity Phase. See section 8, Expenses – Product Fee.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

ANNUAL OPERATING EXPENSES OF THE VARIABLE OPTIONS

Following are the minimum and maximum total annual operating expenses charged by any of the Variable Options for the period ended December 31, 2012, before the effect of any contractual expense reimbursement or fee waiver. We show the expenses as a percentage of a Variable Option’s average daily net assets. The Index Options do not assess any separate operating expenses, and are not included in the following chart.

[TABLE TO BE UPDATED BY PRE-EFFECTIVE AMENDMENT.]	Minimum	Maximum
Total annual Variable Option operating expenses (including management fees, distribution or 12b-1 fees, and other expenses) before fee waivers and expense reimbursements	%	%
The table below describes, in detail, the annual expenses of the Variable Options before fee waivers and/or expense reimbursements. We show the expenses as a percentage of a Variable Option’s average daily net assets for the most recent calendar year. Expenses may vary in current and future years. The investment advisers for the Variable Options provided the fee and expense information and we did not independently verify it. See the Variable Options’ prospectuses for further information regarding the expenses you may expect to pay. Some of the Variable Options or their affiliates may also pay service fees to us or our affiliates. If these fees are deducted from Variable Option assets, they are reflected in the table below.

[TABLE AND FOOTNOTES TO BE UPDATED BY PRE-EFFECTIVE AMENDMENT.]

Variable Option	Management fees	Rule 12b-1 fees	Other expenses	Acquired fund fees and expenses	Total annual fund operating expenses before fee waivers and/or expense reimbursements
BLACKROCK
AZL Money Market Fund
ALLIANZ FUND OF FUNDS
AZL MVP Balanced Index Strategy Fund(1),(2)
AZL MVP Growth Index Strategy Fund(1),(2)

(1)
Management Fees and Other Expenses include 0.05% and 0.01%, respectively, of acquired fund fees and expenses associated with the AZL MVP Investment Trusts. Other Expenses and Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year.

(2)
The underlying funds may pay 12b-1 fees to the distributor of the Contracts for distribution and/or administrative services. The underlying funds do not pay service fees or 12b-1 fees to the Allianz Fund of Funds and the Allianz Fund of Funds do not pay service fees or 12b-1 fees. The underlying funds of the Allianz Fund of Funds may pay service fees to the insurance companies issuing variable contracts, or their affiliates, for providing customer service and other administrative services to contract purchasers. The amount of such service fees may vary depending on the underlying fund.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

EXAMPLES

These examples are intended to help you compare the cost of investing in this Contract’s Variable Options with the costs of other variable annuity contracts. These examples assume you make a $10,000 investment and your Variable Options earn a 5% annual return. They are not a representation of past or future expenses. Your Contract expenses may be more or less than the examples below, depending on the Variable Options you select and whether and when you take withdrawals.

We deduct the $50 contract maintenance charge in the examples on each Contract Anniversary during the Accumulation Phase. We may waive this charge under certain circumstances, as described in section 8, Expenses – Contract Maintenance Charge. We deduct the [to be added by pre-effective amendment]% annual product fee in the examples on each Quarterly Contract Anniversary during the Accumulation Phase, as described in section 8, Expenses – Product Fee. A transfer fee may apply, but is not reflected in these examples (see section 8, Expenses – Transfer Fee).

[TABLES TO BE UPDATED BY PRE-EFFECTIVE AMENDMENT.]

1)	If you surrender your Contract (take a full withdrawal) at the end of each time period.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
___% (the maximum Variable Option operating expense)	$	$	$	$
___% (the minimum Variable Option operating expense)	$	$	$	$
2)
If you annuitize your Contract and begin Annuity Payments at the end of each time period. The earliest available Annuity Date (the date Annuity Payments begin) is one year after the Issue Date (the date we issue the Contract).

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
___% (the maximum Variable Option operating expense)	$	$	$	$
___% (the minimum Variable Option operating expense)	$	$	$	$

3)	If you do not surrender your Contract.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
___% (the maximum Variable Option operating expense)	$	$	$	$
___% (the minimum Variable Option operating expense)	$	$	$	$
As of December 31, 2012, no Contracts offered by this prospectus had been sold. Therefore, we have not included any condensed financial information for the Variable Options. We will provide condensed financial information when it becomes available.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

1.	RISK FACTORS

The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.

LIQUIDITY RISK

We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment. If you need to take money from your Contract during the withdrawal charge period, we deduct a withdrawal charge unless the withdrawal is specifically not subject to this charge (for example, the amount allowed under the free withdrawal privilege). We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 5% withdrawal charge applies. The total withdrawal charge would be $50 (5% of $1,000). This is a 6.25% reduction in your Contract Value, which results in you receiving $750.

Deduction of the withdrawal charge, product fee, and contract maintenance charge may result in loss of principal and Credits. While the free withdrawal privilege and required minimum distributions provide liquidity, they permit limited withdrawals and are designed to be used over a number of years. If you need to withdraw most or all of your Contract Value in a short period, this will exceed the charge-free amounts available to you and result in a withdrawal charge. Amounts withdrawn from this Contract may also be subject to a 10% federal tax penalty if taken before age 59½.

You may transfer Contract Value from an Index Option to a Variable Option only on every sixth Index Anniversary. At other times, you may only withdraw money from an Index Option by taking partial withdrawals or surrendering the Contract. This may limit your ability to react to changes in market conditions. Amounts withdrawn from an Index Performance Strategy Index Option before the Index Anniversary may not receive the full benefit of the Buffer. You should consider whether investing in an Index Option is consistent with your financial needs.

RISK OF INVESTING IN SECURITIES

Returns on securities and securities Indexes can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.

RISK OF NEGATIVE RETURNS

If you allocate money to the Variable Options, returns will fluctuate and may be negative. You can lose money.

If you allocate money to the Index Performance Strategy, Performance Credits may be negative after application of the Buffer, and any money you allocate to this Crediting Method bears this risk of loss. In addition, positive Performance Credits paid on the Index Performance Strategy are limited by the Cap.

If you select the Index Performance Strategy we calculate each of your Index Performance Strategy Index Option Values daily during the Index Year by applying the Daily Adjustment. The Daily Adjustment may result in a loss even if Index performance has been positive since the beginning of the Index Year. This amount may also be less than you would receive as a Performance Credit on the next Index Anniversary. The Daily Adjustment is generally negatively affected by increases in the expected volatility of Index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary. Even if the current Index return during the Index Year is within the Buffer or positive, the Daily Adjustment may be negative until the Index Anniversary.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

CALCULATION OF CREDITS

The Index Options do not directly participate in the returns of the underlying securities, and do not receive any dividends payable on these securities.

If you allocate money to the Index Protection Strategy, positive returns are limited by the amount of the annual Declared Protection Strategy Credit. You are not subject, however, to potential negative Credits.

The Cap on the Index Performance Strategy and the annual Declared Protection Strategy Credit on the Index Protection Strategy could cause your returns to be lower than they would otherwise be if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index, or if you allocated to the Variable Options.

The Crediting Methods only capture Index values on one day each year, so you will bear the risk that the Index value might be abnormally low on these days.

There is no guarantee that the Indices will be available during the entire time that you own your Contract. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Credits. We may substitute a new Index for an existing Index if:

•	the Index is discontinued,

•	we are unable to use the Index,

•	the calculation of the Index changes substantially, or

•	hedging instruments for the Index become difficult to acquire and/or, in our view, the cost of hedging the Index becomes excessive.

If we add, substitute or remove an Index we first seek regulatory approval and then provide you with written notice. Substitutions of an Index may occur during an Index Year. If we substitute an Index we do not change the current Buffer, and we do not change the current Declared Protection Strategy Credit or Cap until the next Index Anniversary. Instead we treat the new Index as if were effective at the beginning of the Index Year. Under the Index Performance Strategy this may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.

CHANGES TO CAPS, BUFFERS, AND DECLARED PROTECTION STRATEGY CREDITS

We determine the Declared Protection Strategy Credit and Index Performance Strategy Caps on the Index Effective Date and subsequent Index Anniversaries. We determine the Index Performance Buffers on the Index Effective Date. We publish any change to these values on our website one week before they take effect. You risk the possibility that the Caps, Buffers, and Declared Protection Strategy Credits you receive may be less than you would find acceptable.

We manage our obligation to provide Credits in part by trading call and put options on the available Indices. The costs of the call and put options vary based on market conditions, and we may adjust future Caps and Declared Protection Strategy Credits to reflect these cost changes. In some instances we may need to reduce the Caps and Declared Protection Strategy Credits, or we may need to remove an Index from the Contract. You bear the risk that we may reduce the Cap and/or Declared Protection Strategy Credit, which reduces your opportunity to receive positive Credits. You also bear the risk that the Buffer we declare on the Index Effective Date is very low, which increases the risk you may receive negative Performance Credits under the Index Performance Strategy.

VARIABLE OPTION RISK

The Variable Options do not provide any protection against loss of principal. You can lose some or all of the money you allocate to the Variable Options.

OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY

We make Annuity Payments and apply Credits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. You can obtain information on our financial condition by reviewing our financial statements in this prospectus.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

REGULATORY PROTECTIONS

Allianz Life is not an investment company and therefore we are not registered under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Allianz Life is not an investment adviser and does not provide investment advice to you in connection with your Contract.

Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contracts is subject to the provisions of the Securities Exchange Act of 1934.

The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.

2.	THE VARIABLE ANNUITY CONTRACT

An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life), where you make payments to us and the money is invested in Allocation Options available through the Contract. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options and the Crediting Method you select (if any). When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payout option you select that is described in this prospectus. We do not make any changes to your Contract without your permission except as may be required by law.

The Contract has an Accumulation Phase and an Annuity Phase.

The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, your money is invested in the Allocation Options you select on a tax-deferred basis. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 12, Taxes.)

During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge) and you can make additional Purchase Payments subject to the restrictions set out in section 4, Purchasing the Contract – Purchase Requirements.

The Accumulation Phase ends upon the earliest of the following.

•	The Business Day before the Annuity Date.

•	The Business Day we process your request for a full withdrawal.

•
Upon the death of any Owner (or the Annuitant if the Contract is owned by a non-individual), the Business Day we first receive a Valid Claim from any one Beneficiary, unless the surviving spouse continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit.

A request is in “Good Order” when it contains all the information we require to process it. Our “Service Center” is the area of our Company that issues Contracts and provides Contract maintenance and routine customer service.

If you request Annuity Payments, your Contract enters the Annuity Phase. During the Annuity Phase we make regular fixed periodic payments (Annuity Payments) based on the life of a person you choose (the Annuitant), or life and term certain. We send Annuity Payments to you (the Payee). You can choose when Annuity Payments begin (the Annuity Date), subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 10, The Annuity Phase.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

STATE SPECIFIC CONTRACT RESTRICTIONS

If you purchase a Contract, it is subject to the law of the state in which it is issued. Some of the features of your Contract may differ from the features of a Contract issued in another state because of state-specific legal requirements. Features for which there may be state-specific Contract provisions may include the following.

•	The withdrawal charge schedule.

•	Availability of Allocation Options, Annuity Options, endorsements, and/or riders.

•	Caps, Buffers, and Declared Protection Strategy Credits under the Index Options.

•	Free look rights.

•	Selection of certain Annuity Dates.

•	Restrictions on your ability to make additional Purchase Payments.

•	Our ability to restrict transfer rights.

All material state variations in the Contract are disclosed in this prospectus. If you would like more information regarding state-specific Contract provisions, you should contact your Financial Professional or contact our Service Center at the toll-free telephone number listed at the back of this prospectus.

WHEN THE CONTRACT ENDS

The Contract ends when:

•	all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or

•	all applicable death benefit payments have been made.

For example, if you purchase a Contract and later take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.

3.	OWNERSHIP, ANNUITANTS, DETERMINING LIFE, BENEFICIARIES, AND PAYEES

OWNER

You, as the Owner, have all the rights under the Contract. The Owner is designated at Contract issue. Qualified Contracts, which are Contracts purchased under a pension or retirement plan qualified under sections of the Internal Revenue Code, can only have one Owner.

JOINT OWNER

A Contract that is not a Qualified Contract (Non-Qualified Contract) can be owned by up to two Owners. If a Contract has Joint Owners, we generally require the signature of both Owners on any forms that are submitted to our Service Center.

ANNUITANT

The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date, but you cannot change the Annuitant if the Owner is a non-individual (for example, a qualified plan or trust). Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For jointly owned Contracts, if the Annuitant dies before the Annuity Date, the younger Owner automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix to the SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.

UPON THE DEATH OF A SOLE OWNER
Action if the Contract is in the Accumulation Phase		Action if the Contract is in the Annuity Phase
•	We pay a death benefit to the person you designate (the Beneficiary) unless the Beneficiary is the surviving spouse and continues the Contract.	•	The Beneficiary becomes the Payee.
		•	If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.
•
If the deceased Owner was the Determinig Life and the surviving spouse continues the Contract, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals (if greater), the Traditional Death Benefit ends, the surviving spouse becomes the new Owner, and the Accumulation Phase continues for the remainder of their lifetime. If the deceased Owner was not the Determinig Life the Traditional Death Benefit is not available.
•
If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.
–Annuity Option 1  or 3, payments end.
–Annuity Option 2 or 4, payments end when the guarantee period ends.
–Annuity Option 5,  payments end and the Payee may receive a lump sum refund.

•	Upon the surviving spouse’s death, his or her Beneficiary(s) receives the Contract Value.	•	If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.
DETERMINING LIFE (LIVES)

The Determining Life (Lives) are the individuals on whose life we base the guaranteed Traditional Death Benefit. We establish the Determining Life (Lives) at Contract issue and they generally do not change. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change if:

•	you remove a Joint Owner due to divorce we also remove that person as a Determining Life, or

•	you establish a Trust for estate purposes on a jointly owned Non-Qualified Contract and change ownership to the Trust, we remove the prior Owner who is not the Annuitant as a Determining Life.

BENEFICIARY

The Beneficiary is the person(s) or entity you designate at Contract issue to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously as defined by applicable state law or regulation, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no primary Beneficiaries, we pay the death benefit to the contingent Beneficiaries who survive you. If the interests of all Beneficiaries have ended or if there is no named Beneficiary, we pay the death benefit to your estate.

NOTE FOR JOINTLY OWNED CONTRACTS:  The sole primary Beneficiary is the surviving Joint Owner regardless of any other named Beneficiaries. Spousal Joint Owners may also appoint contingent Beneficiaries. However, Joint Owners who are not spouses may not appoint contingent Beneficiaries. If both Joint Owners who were never spouses die before we pay the death benefit, we pay the death benefit to the estate of the Joint Owner who died last.

If both spousal Joint Owners die before we pay the death benefit, we pay the death benefit to the named contingent Beneficiaries, or to the estate of the spousal Joint Owner who died last if there are no named contingent Beneficiaries. If both spousal Joint Owners die simultaneously, state law may dictate who receives the death benefit. However, if spousal Joint Owners divorce and do not notify us before death, we look to state law regarding divorce and inheritance to determine if the surviving Joint Owner can remain as a Beneficiary. If state law requires that an ex-spouse be removed as a Beneficiary, then we pay any applicable death benefit to the contingent Beneficiaries or the estate of the deceased if there are no named contingent Beneficiaries.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

PAYEE

The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, we may allow you to name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee subject to our approval. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.

ASSIGNMENT, CHANGES OF OWNERSHIP AND OTHER TRANSFERS OF CONTRACT RIGHTS

You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.

You must submit your request to assign the Contract in writing to our Service Center and we must approve it in writing. To the extent permitted by state law, we reserve the right to refuse to consent to any assignment at any time on a nondiscriminatory basis. We will not consent if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation.

Upon our consent, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.

An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.

NOTE:

•	An assignment does not change the Determining Life (Lives).

•
For Contracts issued in California, Connecticut, Florida, Ohio, Oregon, New Jersey, Texas and Wisconsin: We cannot restrict assignments. The Traditional Death Benefit is only available on the death of a Determining Life. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit may not be available.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

4.	PURCHASING THE CONTRACT

PURCHASE REQUIREMENTS

To purchase this Contract, all Owners and the Annuitant must be age 80 or younger on the Issue Date.

The Purchase Payment requirements for this Contract are as follows.

•	The minimum initial Purchase Payment due on the Issue Date is $10,000.

•	You can make additional Purchase Payments of $50 or more during the Accumulation Phase.

•	We do not accept additional Purchase Payments on or after the Annuity Date.

•	The maximum total Purchase Payments we accept without our prior approval is $1 million including amounts already invested in other Allianz Life variable annuities.

We may, at our sole discretion, waive the minimum Purchase Payment requirements.

Once we receive your initial Purchase Payment and all necessary information, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your money or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order. Our Business Day closes when regular trading on the New York Stock Exchange closes.

If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it. A Purchase Payment is “received” when it arrives at the address for mailing checks listed at the back of this prospectus regardless of how or when you submitted them. We forward Purchase Payments we receive at the wrong address to the last address listed at the back of this prospectus, which may delay processing.

We may terminate your ability to make additional Purchase Payments because we reserve the right to decline any or all Purchase Payments at any time on a non-discriminatory basis. This applies to Contracts issued in all states except those listed in the following Note. If mandated under applicable law, we may be required to reject a Purchase Payment. If we exercise our right to no longer allow additional Purchase Payments this may limit your ability to fund your Contract’s guaranteed benefits such as Traditional Death Benefit.

NOTE:  For Contracts issued in Florida, Maryland, Oregon and New Jersey, we can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million.
FAXED APPLICATIONS

We accept faxed applications, but we currently do not accept applications delivered via email or our website. It is important to verify receipt of any faxed application. We are not liable for faxed applications that we do not receive. A manually signed faxed application is considered the same as an application delivered by mail. Our fax system may not always be available; any fax system can experience outages or slowdowns and may delay fax application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our faxed application policy at any time and for any reason.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

ALLOCATION OF PURCHASE PAYMENTS AND TRANSFERS BETWEEN THE ALLOCATION OPTIONS

You can allocate your Purchase Payments to the available Allocation Options. You must allocate your money to the Allocation Options in whole percentages.

We only allow allocations (both Purchase Payments and transfers of Contract Value) into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. When you purchase this Contract you select the Index Effective Date. The Index Effective Date can be any Business Day from the Issue Date up to and including the first Quarterly Anniversary. However, it cannot be the 29th, 30th or 31st of a month. If the Index Effective Date would occur on the 29th, 30th or 31st of a month, we change the Index Effective Date to be the next Business Day. We place any Purchase Payments you allocate to an Index Option that we receive before the Index Effective Date in the Variable Options according to your future Purchase Payment allocation instructions. Then on the Index Effective Date we transfer this amount to your selected Index Option according to your instructions. We only allow transfers of Index Option Value from the Index Options to the Variable Options on every sixth Index Anniversary.

You can instruct us how to allocate additional Purchase Payments. If you do not instruct us, we allocate them according to your future Purchase Payment allocation instructions. Your future allocation instructions cannot include allocations to the Index Options. We place additional Purchase Payments we receive after the Index Effective Date on a day other than an Index Anniversary in the Variable Options according to your future Purchase Payment allocation instructions until the next Index Anniversary. Then on the next Index Anniversary we transfer your requested amount to your selected Index Options according to your instructions. Contract Value transfers between the Variable Options do not change your future allocation instructions. For more information, see section 5, Variable Options – Electronic Variable Option Transfer and Allocation Instructions.

You can change your future allocation instructions at any time without fee or penalty by writing to us, or electronically by telephone, fax, or website at http://www.allianzlife.com. We do not currently accept future Purchase Payment allocation instructions from you through any other form of electronic communication. Future allocation instruction changes are effective on the Business Day we receive them in Good Order at our Service Center. If you change your future allocation instructions by writing, telephone or fax, and you are participating in the automatic investment plan, your instructions must include directions for the plan. Future allocation instructions that you submit on our website do not change your allocation instructions for the automatic investment plan. To change your allocation instructions for this plan, you must send us your future allocation instructions by phone, fax or mail. We accept changes to future allocation instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change allocation instructions on your behalf.

NOTE:  You must allocate additional Purchase Payments you make after the Index Effective Date to the Variable Options until the next Index Anniversary unless we receive them on an Index Anniversary. Variable Options are subject to market risk and money allocated to them may lose value before it can be transferred into the Index Options. Additional Purchase Payments that you make after the Index Effective Date and allocate to an Index Option are not eligible to receive Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

AUTOMATIC INVESTMENT PLAN (AIP)

The AIP makes additional Purchase Payments to the Variable Options during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is not a Business Day. We allocate AIP Purchase Payments according to your future allocation instructions which must comply with the allocation requirements and restrictions stated in this section. AIP has a maximum of $1,000 per month. We must receive your request to stop or change AIP at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.

NOTE:  For Owners of Qualified Contracts, AIP is not available if your Contract is funding a plan that is tax qualified under Section 401of the Internal Revenue Code.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

FREE LOOK/RIGHT-TO-EXAMINE PERIOD

If you change your mind about owning the Contract, you can cancel it within ten days after receiving it (or the period required in your state). If you cancel within the allowed period, in most states we return your Contract Value as of the day we receive your cancellation request. This may be more or less than your initial Purchase Payment. In states that require us to return Purchase Payments less withdrawals if you cancel your Contract, we return Contract Value less withdrawal charges if greater.

IRA Qualified Contracts require us to return Purchase Payments less withdrawals in all states except Pennsylvania which requires us to return Contract Value. For IRA Qualified Contracts issued in a state that allows return of Contract Value, we return the greater of Purchase Payments less withdrawals or Contract Value. For IRA Qualified Contracts issued in a state that requires return of Purchase Payments less withdrawals, we return the greater of Purchase Payments less withdrawals or Contract Value less withdrawal charges.

For states and IRA Qualified Contracts that require return of Purchase Payments, we reserve the right to allocate your initial Purchase Payment to the AZL Money Market Fund until the free look period ends, and then re-allocate your money, less fees and charges, according to your future Purchase Payment allocation instructions. If we allocate your initial Purchase Payment to the AZL Money Market Fund:

•	we return the greater of Purchase Payments less withdrawals, or Contract Value, and

•	if you requested your Index Effective Date be the Issue Date, we change your Index Effective Date to the next Business Day after the free look period that is not the 29th, 30th or 31st of the month.

Contract Value includes application of the Alternate Minimum Value if the free look occurs after the Index Effective Date and you selected an Index Option.

In the Contract, the free look provision is also called the right-to-examine.

NOTE FOR CONTRACTS ISSUED TO PERSONS AGES 60 OR OLDER IN CALIFORNIA:  For Owners age 60 or older (or Annuitants age 60 or older for non-individually owned Contracts), we are required to allocate your initial Purchase Payment to the AZL Money Market Fund during the free look period unless you specify otherwise on the appropriate form. If you want to immediately apply your Purchase Payment to the Index Options you must opt out of this allocation. If you do not opt out of this allocation to the AZL Money Market Fund your Index Effective Date cannot occur until the free look period has ended.

5.	VARIABLE OPTIONS

The following table lists this Contract’s Variable Options and their associated investment advisers and subadvisers, investment objectives, and primary investments. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the Securities & Exchange Commission.

You should read the Variable Options’ prospectuses carefully. The Variable Options invest in different types of securities and follow varying investment strategies. There are potential risks associated with each of these types of securities and investment strategies. The operation of the Variable Options and their various risks and expenses are described in the Variable Options’ prospectuses. We send you the current copy of the Variable Options’ prospectus when we issue the Contract. (You can also obtain the current Variable Options’ prospectus by contacting your Financial Professional or calling us at the toll-free telephone number listed at the back of this prospectus.)

Currently, the Variable Options are not publicly traded mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option’s Board of Directors monitors for material conflicts, and determines what action, if any, should be taken.

The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options’ investment results may be higher or lower than these other portfolios’ results. The investment advisers cannot guarantee, and make no representation, that these similar funds’ investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a “fund of funds” and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.

The Variable Options may pay 12b-1 fees to the Contracts’ distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options’ advisers, distributors and/or affiliates for administrative services and benefits we provide to the Variable Options. The compensation amount usually is based on the Variable Options’ aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any Variable Option is 0.35% annually of the average aggregate amount invested by us in the Variable Options.

The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b-1 fees or service fees to the Trust, and the Trust does not charge 12b-1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.

We offer other variable annuity contracts that may invest in these Variable Options. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.

Allianz Investment Management LLC is an adviser/subadviser that is a subsidiary of Allianz Life.

VARIABLE OPTIONS

Investment Management Company and Adviser/Subadviser	Name of Variable Option	Asset Category	Objective(s)	Primary Investments (Normal market conditions)
ALLIANZ FUND OF FUNDS
Managed by Allianz Investment Management LLC	AZL MVP Balanced Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation with preservation of capital as an important consideration
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 40% to 60% to underlying equity index funds and 40% to 60% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk. May invest up to 20% of the Fund’s assets in a combination of derivative and fixed income instruments.

	AZL MVP Growth Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 65% to 85% to underlying equity index funds and 15% to 35% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk. May invest up to 20% of the Fund’s assets in a combination of derivative and fixed income instruments.

BLACKROCK
Managed by Allianz Investment Management LLC/BlackRock Advisors, LLC	AZL Money Market Fund	Cash Equivalent	Current income consistent with stability of principal
Invests in a broad range of short-term, high quality U.S. dollar-denominated money market instruments, including government, U.S. and foreign bank, commercial and other obligations. During extended periods of low interest rates, and due in part to contract fees and expenses, the yield of the AZL Money Market Fund may also become extremely low and possibly negative.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

SUBSTITUTION OF VARIABLE OPTIONS AND LIMITATION ON FURTHER INVESTMENTS

We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.

TRANSFERS BETWEEN VARIABLE OPTIONS

You can make transfers between Variable Options, subject to the following restrictions. Currently, there is no maximum number of transfers allowed, but we may change this in the future. Transfers may be subject to a transfer fee, see section 8, Expenses.

The following applies to any transfer.

•	Your request for a transfer must clearly state the Variable Options involved and how much to transfer.

•	Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.

•	Variable Account Value transfers between Variable Options do not change your future Purchase Payment allocation instructions.

We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in answering your call or a delay caused by our electronic systems, you receive the next Business Day’s prices.

You can request transfers in writing, or electronically by telephone, fax, or website at http:// www.allianzlife.com. We do not currently accept transfer instructions from you through any other form of electronic communication. Unless you instruct us not to, we accept transfer instructions from any Owner. We may also allow you to authorize someone else to request transfers on your behalf.

ELECTRONIC VARIABLE OPTION TRANSFER AND ALLOCATION INSTRUCTIONS

We use reasonable procedures to confirm that electronic transfer and allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record all telephone instructions and log all website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.

Please note that telephone, fax and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider’s, or your Financial Professional’s, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.

By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

EXCESSIVE TRADING AND MARKET TIMING

We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.

Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as “potentially disruptive trading”) may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.

•
Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.

•	An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.

•	Increased brokerage and administrative expenses.

We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our excessive trading and market timing policies and procedures. Under these policies and procedures, we could modify your transfer privileges for some or all of the Variable Options. Unless prohibited by your Contract or applicable state law, we may:

•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).

•	Restrict the transfer method (for example, requiring all transfers be sent by first class U.S. mail and rescinding electronic transfer privileges).

•
Require a minimum time period between each transfer into or out of the same Variable Option. Our current policy, which is subject to change without notice, prohibits “round trips” within 14 calendar days. We do not include transfers into and/or out of the AZL Money Market Fund when available in your Contract. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.

•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.

•	Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.

•	Prohibit transfers into specific Variable Options.

•	Impose other limitations or restrictions to the extent permitted by federal securities laws.

We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser’s, subadviser’s or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies.

Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.

We do not include automatic transfers made under any of our programs or Contract features when applying our market timing policy.

We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.

We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.

We cannot guarantee the following.

•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.

•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.

We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option’s shares are subject to acceptance by that Variable Option’s manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.

Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options’ prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options’ managers.

NOTE:  This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.

We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Therefore, persons engaging in potentially disruptive trading may be subjected to some uncertainty as to when and how we apply trading restrictions, and persons not engaging in potentially disruptive trading may not know precisely what actions will be taken against a person engaging in potentially disruptive trading. For example, if we determine a person is engaging in potentially disruptive trading, we may revoke that person’s electronic transfer privileges and require all future requests to be sent by first class U.S. mail. In the alternative, if the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We notify the person or entity making the potentially disruptive trade when we revoke any transfer privileges.

The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.

FINANCIAL ADVISERS – ASSET ALLOCATION PROGRAMS

If you have an investment adviser and want to pay their fees from this Contract, you can submit a written request to our Service Center on a form satisfactory to us. If we approve your request, we withdraw the fee and pay it to your adviser. We treat this fee payment as a withdrawal. For tax purposes, withdrawals are considered to come from earnings first, not Purchase Payments. If any Owner is under age 59½, withdrawals may be subject to a 10% federal penalty tax. You should consult a tax adviser regarding the tax treatment of adviser fee payments.

Your investment adviser acts on your behalf, not ours. We are not party to your advisory agreement or responsible for your adviser’s actions. We do not set your adviser’s fee or receive any part of it. Any adviser fee you pay is in addition to this Contract’s fees and expenses. You should ask your adviser about compensation they receive for this Contract.

You can submit a written request to our Service Center on a form satisfactory to us to allow your adviser to make Variable Option transfers on your behalf. However, we reserve the right to review an adviser’s trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the adviser's trading history indicates excessive trading, we can deny your request. If we approve it, your adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

VOTING PRIVILEGES

We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote’s outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.

We determine your voting interest in a Variable Option as follows.

•
You can provide voting instructions based on the dollar value of the Variable Option’s shares in your Contract’s subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.

•	You receive proxy materials and a voting instruction form.

6.	VALUING YOUR CONTRACT

Your Contract Value increases and decreases based on Purchase Payments, transfers, withdrawals, deduction of fees and charges, and the performance of your selected Allocation Options. Your Contract Value is the total of the Variable Account Value (if you allocate to the Variable Options) and the total Index Option Value (if you allocate to the Index Options). For information on how we calculate your Index Option Values see section 7, Index Options.

ACCUMULATION UNITS

When we receive a Purchase Payment that you allocate to the Variable Options at our Service Center, we credit your Contract with accumulation units based on the Purchase Payment amount and daily price (accumulation unit value) for the subaccount of your selected Variable Option. A subaccount’s accumulation unit value is based on the price (net asset value) of the underlying Variable Option. A Variable Option’s net asset value is typically determined at the end of each Business Day, and any Purchase Payment received on or after the end of the current Business Day receives the next Business Day’s price.

We arbitrarily set the initial accumulation unit value for each subaccount. On the Issue Date, the number of accumulation units in each subaccount is equal to the initial Purchase Payment amount allocated to a subaccount, divided by that subaccount’s accumulation unit value.

Example

•	On Wednesday, we receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.

•	When the New York Stock Exchange closes on that Wednesday, we determine that the accumulation unit value is $13.25 for your selected Variable Option.

We then divide $3,000 by $13.25 and credit your Contract on Wednesday night with 226.415094 subaccount accumulation units for your selected Variable Option.

At the end of each Business Day, we adjust the number of accumulation units in each subaccount as follows. Additional Purchase Payments and transfers into a subaccount increase the number of accumulation units. Withdrawals, transfers out of a subaccount, and the deduction of any Contract charge decrease the number of accumulation units.

At the end of each Business Day for each subaccount, we multiply the accumulation unit value at the end of the prior Business Day by the percentage change in value of a Variable Option since the prior Business Day. The percentage change includes the market performance of the Variable Option.

COMPUTING VARIABLE ACCOUNT VALUE

We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount’s accumulation unit value by its number of accumulation units, and then adding those results together for all subaccounts. Allocations (additional Purchase Payments and transfers of Index Option Value to the Variable Options) increase your Variable Account Value, withdrawals and Contract expenses reduce your Variable Account Value.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

7.	INDEX OPTIONS

When you allocate money to the Index Options it earns Credits based on the Index Option you select. Each Index Option is the combination of a Crediting Method and Index. These are the Indices and Crediting Methods we currently offer:

S&P 500®	available with	Index Protection Strategy and Index Performance Strategy
Russell 2000® Index and NASDAQ-100® Index	available with	Index Performance Strategy
For more information on the Indices, see Appendix A.

The total Index Option Value is the sum of the values in each your selected Index Options. Each Index Option Value includes any Credits from previous Index Anniversaries, and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge during the Index Year. Positive Credits are not guaranteed. Credits can be zero or, under the Index Performance Strategy, negative after application of the Buffer. We apply Credits on Index Anniversaries. On Index Anniversaries each Index Option Value also increases with any additional Purchase Payment or transfer into an Index Option, and it decreases with any transfer out of an Index Option.

On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value under the Index Performance Strategy also includes the Daily Adjustment. If you take a full withdrawal, annuitize the Contract, or if we pay a death benefit each Index Option Value also includes any increase from the Alternate Minimum Value.

DETERMINING THE INDEX PROTECTION STRATEGY INDEX OPTION VALUE

On any Business Day the Index Protection Strategy’s Index Option Value is equal to its Index Option Base.

On the Index Effective Date both the Index Option Value and the Index Option Base for the Index Protection Strategy Index Option are equal to either:

•	the amount of your initial Purchase Payment you allocated to Index Protection Strategy if the Index Effective Date is the Issue Date, or

•	the percentage of Variable Account Value you allocated to Index Protection Strategy.

At the end of each Business Day during the Index Year we reduce the Index Protection Strategy’s Index Option Value by the dollar amount withdrawn from the Index Option for partial withdrawals you request and Contract expenses we deduct (any withdrawal charge, product fee and/or contract maintenance charge).

•	We deduct partial withdrawals and Contract expenses from the Allocation Options proportionately based on the percentage of Contract Value in each Allocation Option.

-
The percentage is equal to the Index Protection Strategy’s Index Option Value divided by the Contract Value using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense.

•
However, if you specifically direct us to take a partial withdrawal from the Index Protection Strategy Index Option we reduce the Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.

•	We then set the Index Option Base equal to the Index Option Value.

On each Index Anniversary we first determine if you receive the Declared Protection Strategy Credit we set on the prior Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). If your selected Index’s current value is less than its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), you do not receive the Declared Protection Strategy Credit. If your selected Index’s current value is equal to or greater than its value on the last anniversary you receive the Declared Protection Strategy Credit as follows.

•	We multiply the Index Option Base by the Declared Protection Strategy Credit and add this amount to the Index Protection Strategy’s Index Option Base.

•	Then we set Index Option Value equal to the Index Option Base.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

Then we increase and/or decrease the Index Option Base and Index Option Value on the Index Anniversary for additional Purchase Payments, transfers into or out of the Index Option, partial withdrawals and the deduction of any Contract expenses.

•
Additional Purchase Payments received and allocated to this Index Option and transfers of Variable Account Value or Index Option Value into this Index Option increase these values by the dollar amount allocated to this Index Option.

•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.

•	Partial withdrawals and Contract expenses reduce these values by the percentage of Contract Value withdrawn.

Lastly, at the end of each Business Day during the Index Year if you take a full withdrawal, annuitize the Contract, or if we pay a death benefit we apply the Alternate Minimum Value as discussed later in this section.

DETERMINING THE INDEX PERFORMANCE STRATEGY INDEX OPTION VALUES

We use the Index Option Base to determine the Index Option Value. On each Index Anniversary we determine each of your selected Index Performance Strategy’s Index Option Values by applying its associated Performance Credit to its Index Option Base. On any day other than an Index Anniversary each Index Option Value is equal to the Index Option Base plus the Daily Adjustment as discussed later in this section.

On the Index Effective Date both the Index Option Value and the Index Option Base for each of your selected Index Performance Strategy Index Options are equal to either:

•	the amount of your initial Purchase Payment you allocated to that Index Option if the Index Effective Date is the Issue Date, or

•	the percentage of Variable Account Value you allocated to that Index Option.

At the end of each Business Day during the Index Year other than the Index Effective Date or Index Anniversary we first add each Index Performance Strategy Index Option’s Daily Adjustment to its Index Option Base and determine its Index Option Value (as discussed later in this section) before we process any partial withdrawal or deduct any Contract expenses.

At the end of each Business Day during the Index Year we reduce each Index Performance Strategy Index Option Value by the dollar amount withdrawn from the Index Option for partial withdrawals you request and Contract expenses we deduct (any withdrawal charge, product fee and/or contract maintenance charge).

•	We deduct partial withdrawals and Contract expenses from the Allocation Options proportionately based on the percentage of Contract Value in each Allocation Option.

-
The percentage is equal to each Index Performance Strategy’s Index Option Value divided by the Contract Value using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense.

•
However, if you specifically direct us to take a partial withdrawal from an Index Performance Strategy Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.

•	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.

On each Index Anniversary we first determine your Performance Credit for each Index Performance Strategy Index Option based on its associated Index Return. If the Index Return is positive, you receive a positive Performance Credit adjusted by the Cap. For example if the Cap is 8% and the Index Return is 10%, you receive a 8% Performance Credit. If the Index Return is negative we apply the Buffer and determine if you receive a negative Performance Credit. For example, if the Buffer is 10% and the Index Return is -8%, we apply a Performance Credit of zero to your Index Option Base. If instead the Index Return is -12%, we apply a -2% Performance Credit to your Index Option Base. We then apply the Performance Credit to each Index Option as follows:

•	We multiply each Index Option Base by its Performance Credit and add this amount to its Index Option Base.

•	Then we set each Index Option Value equal to its Index Option Base.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

Then we increase and/or decrease each Index Option Base and Index Option Value on the Index Anniversary for additional Purchase Payments, transfers into or out of the Index Option, partial withdrawals and the deduction of any Contract expenses.

•
Additional Purchase Payments received and allocated to this Index Option and transfers of Variable Account Value or Index Option Value into this Index Option increase these values by the dollar amount allocated to this Index Option.

•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.

•	Partial withdrawals and Contract expenses reduce these values by the percentage of Contract Value withdrawn.

Lastly, at the end of each Business Day during the Index Year if you take a full withdrawal, annuitize the Contract, or if we pay a death benefit we apply the Alternate Minimum Value as discussed later in this section.

Daily Adjustment

On any Business Day other than the Index Effective Date or an Index Anniversary, we apply a Daily Adjustment to the Index Option Base to reflect the current value of your investment in the Index Option. The Daily Adjustment tracks the hypothetical market price of a Proxy Investment that comprises a hypothetical set of put and call options that would return the same amount as the Index Option on an Index Anniversary (an amount equal to the Performance Credit as determined using the applicable Cap and Buffer). Each Business Day, we calculate the hypothetical price of the Proxy Investment using a Black Scholes model. We use these calculations to determine values for the potential of Index gains up to the Cap and for the potential of Index loses below the Buffer.

The Daily Adjustment can be positive or negative. The Daily Adjustment is equal to the Index Option Base multiplied by the percentage by which the hypothetical current value of the Proxy Investment’s call and put options are more or less than the value of the options on the prior Index Anniversary (or Index Effective Date if this is the first Index Year). When the Daily Adjustment is positive, an Index Option Value is higher than the Index Option Base. When the Daily Adjustment is negative, an Index Option Value is lower than the Index Option Base. The Daily Adjustment is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary. Even if the current Index return during the Index Year is within the Buffer or positive, the Daily Adjustment may be negative until the next Index Anniversary.

At the end of each Business Day during the Index Year (other than the Index Effective Date or Index Anniversary) we add each Daily Adjustment to its Index Option Base to calculate each Index Option Value before we process any partial withdrawal or deduct any Contract expenses.

For more information on how we calculate the Daily Adjustment see Appendix B.

Performance Locks

Under the Index Performance Strategy you can lock in a current Index Option Value by requesting a Performance Lock. You can request a lock once each Index Year for each of your selected Index Performance Strategy Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary. However, the Index Option Value does decrease and increase during the remainder of the Index Year and on the Index Anniversary for any additional Purchase Payments, transfers into or out of the Index Option, partial withdrawals and the deduction of any Contract expenses. Keep in mind that you can only transfer money into or out of an Index Option on an Index Anniversary.

A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact, or avoid receiving, a negative Performance Credit. The disadvantage of taking a Performance Lock is that the relevant Index value may increase until the next Index Anniversary, and you will not participate in that increase. In addition, if you exercise a Performance Lock, you may receive less than the full Cap or less than the full protection of the Buffer that you would receive if you waited for us to apply the Performance Credit on the next Index Anniversary.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

THE ALTERNATE MINIMUM VALUE

The Alternate Minimum Value is the guaranteed minimum on each of your Index Option Values if you take a withdrawal, annuitize the Contract, or we pay a death benefit. If you receive no Credits, or only modest Credits, over many years the Alternate Minimum Value may be higher than the Index Option Value.

If you take a full withdrawal, annuitize the Contract, or we pay a death benefit we compare each of your Index Option Values (after any applicable withdrawal charge, final product fee, and final contract maintenance charge) and its associated Alternate Minimum Value using values determined at the end of the Business Day. If any Index Option Value is less than its Alternate Minimum Value, we increase the Index Option Value to equal its Alternate Minimum Value before we calculate Annuity Payments or payout any Contract Value as a withdrawal or death benefit.

On a partial withdrawal, the Alternate Minimum Value may increase the amount you receive. If you take a partial withdrawal we compare the percentage of Index Option Value withdrawn (after deducting any applicable withdrawal charge) to its associated percentage of Alternate Minimum Value using values determined at the end of the Business Day we process the partial withdrawal. If the percentage of Index Option Value is less than its associated percentage of Alternate Minimum Value, we add the difference to the amount we pay to you as a partial withdrawal.

You can find more information about the Alternate Minimum Value at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) [to be added by pre-effective amendment].

OPTIONAL REBALANCING PROGRAM

Your selected Index Options’ performance may cause the percentage of total Index Option Value in each Index Option to change. Rebalancing can help you maintain your selected Index Option allocation percentages. You can direct us to automatically adjust your Index Option Value on each Index Anniversary (or on the next Business Day if the Index Anniversary is not a Business Day) according to your instructions. We must receive your optional rebalancing program form in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we rebalance. We reserve the right to discontinue or modify the optional rebalancing program at any time and for any reason. To end this program, we must receive your request at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Index Anniversary.

8.	EXPENSES

Contract fees and expenses reduce your investment return and are described here in detail.

PRODUCT FEE

We deduct a product fee from your Contract Value during the Accumulation Phase while your Contract Value is positive. The product fee is an annualized rate of [to be added by pre-effective amendment]% that is calculated and accrued on a daily basis as a percentage of the Charge Base.

The Charge Base is initially equal to the Purchase Payment received on the Issue Date. At the end of each Business Day, we adjust the Charge Base as follows.

•	We increase it by the amount of any additional Purchase Payments.

•	We reduce it by the percentage of any Contract Value withdrawn .Withdrawals include all Contract expenses (withdrawal charge, product fee, contract maintenance charge, and transfer fee).

On each Quarterly Contract Anniversary (or on the next Business Day if the Quarterly Contract Anniversary is not on a Business Day) the Charge Base is equal to the Contract Value determined at the end of the Business Day.

We begin calculating and accruing the daily product fee amount on the day after the Issue Date. We deduct the product fee on each Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is not a Business Day) with the following exceptions.

•	If you withdraw the total Contract Value, we deduct the final product fee (the total of all daily product fees we calculated for the current Contract quarter) before processing the withdrawal.

•	If your Contract ends due to death, we deduct the final product fee before calculating the death benefit.

We deduct the product fee on a dollar for dollar basis from the Contract Value and we deduct it proportionately from each Allocation Option.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

We do not treat the deduction of the product fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit (see section 11). If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is not a Business Day) the Contract Value is less than the product fee, we deduct your total remaining Contract Value to cover the final product fee and reduce your Contract Value to zero. If the deduction of the final product fee reduces your Contract Value to zero and the Traditional Death Benefit has ended, we treat this as a full withdrawal and your Contract ends.

Changes to the Charge Base change the product fee amount. For example, if you make an additional Purchase Payment both your Charge Base and daily product fee amount also increase. Similarly, a withdrawal decreases both your Charge Base and daily product fee amount.

The product fee compensates us for all your Contract’s benefits, including our contractual obligation to make Annuity Payments, certain Contract expenses, and assuming the expense risk that the current charges are less than future Contract administration costs. If the product fee covers these costs and risks, any excess is profit to us. We anticipate making such a profit.

CONTRACT MAINTENANCE CHARGE

Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:

•
During the Accumulation Phase for all your Index Advantage Contracts if the total Contract Value is at least $100,000 at the end of the last Business Day before the Contract Anniversary. We determine the total Contract Value for all individually owned Contracts by using the Owner’s social security number, and for non-individually owned Contracts we use the Annuitant’s social security number.

•	During the Annuity Phase if the Contract Value on the Annuity Date is at least $100,000.

•	When paying death benefits under death benefit payment options A, B, or C.

During the Accumulation Phase, we deduct the contract maintenance charge on a dollar for dollar basis from the Contract Value on the Contract Anniversary and we deduct it proportionately from each Allocation Option. If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.

WITHDRAWAL CHARGE

You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payment withdrawn (excluding any penalty-free withdrawals), and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts we deduct to pay other Contract expenses.

We do not assess a withdrawal charge on penalty-free withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn to pay investment adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege. Penalty-free withdrawals include: withdrawals under the free withdrawal privilege and waiver of withdrawal charge benefit and; payments under our minimum distribution program.

For purposes of calculating any withdrawal charge, we withdraw Purchase Payments on a “first-in-first-out” (FIFO) basis and we process withdrawal requests as follows.

1.
First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract’s withdrawal charge period). This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis.

2.
Then, if this is a partial withdrawal, we withdraw from the free withdrawal privilege (see section 9, Access to Your Money – Free Withdrawal Privilege). This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

3.
Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract’s withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. This withdrawal reduces the Withdrawal Charge Basis.

4.	Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.

The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.

Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%

Upon a full withdrawal, we first deduct any applicable product fee and contract maintenance charge before we calculate the withdrawal charge. We deduct any applicable withdrawal charge from the total Contract Value and send you the remaining amount. For a partial withdrawal we deduct the amount you request, plus any applicable withdrawal charge from the total Contract Value. We apply the withdrawal charge to this total amount and we pay you the amount you requested. We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If a partial withdrawal occurs on a day that we also assess the product fee and/or contract maintenance charge, we assess these charges in this order after we deduct the withdrawal and any applicable withdrawal charge from the Contract Value.

The withdrawal charge compensates us for expenses associated with selling the Contract.

Example: You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.

1)	Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.

2)
Amounts available under the free withdrawal privilege. You did not take any other withdrawals this year, so you can withdraw up to 10% of your total payments (or $10,000) without incurring a withdrawal charge.

3)
Purchase Payments on a FIFO basis. The total amount we withdraw from the first Purchase Payment is $30,000, which is subject to a 7% withdrawal charge, and you receive $27,900. We determine this amount as follows:

(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:

$30,000 x 0.93 = $27,900.

Next we withdraw from the second Purchase Payment. So far, you received $37,900 ($10,000 under the free withdrawal privilege and $27,900 from the first Purchase Payment), so we withdraw $14,100 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to an 8% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:

(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:

$14,100 ÷ 0.92 = $15,326.

4)	Contract earnings. We already withdrew your requested amount, so this does not apply.

In total we withdrew $55,326 from your Contract, of which you received $52,000 and paid a withdrawal charge of $3,326.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

Reduction or Elimination of the Withdrawal Charge

We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life to any members of his or her immediate family and the Financial Professional waives their commission. We must pre-approve any withdrawal charge reduction or elimination.

NOTE:

•
Because we do not reduce the Withdrawal Charge Basis for penalty-free withdrawals or the deduction of other Contract expenses, we may assess a withdrawal charge on more than the amount you are withdrawing upon a full withdrawal of the total Contract Value. Also, upon full withdrawal, if the Contract Value has declined due to poor performance, the withdrawal charge may be greater than the total Contract Value and you will not receive any money.

•
Withdrawals may have tax consequences and, if taken before age 59½, may be subject to a 10% federal penalty tax. For tax purposes, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.

•	For Contracts issued in Florida: The withdrawal charge cannot exceed 10% of the Contract Value withdrawn.

TRANSFER FEE

The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee.

We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals Traditional Death Benefit.

PREMIUM TAX

Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity.

INCOME TAX

Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.

VARIABLE OPTION EXPENSES

The Variable Options’ assets are subject to operating expenses (including management fees). These expenses are described in the Fee Tables and in the Variable Options’ prospectuses. These expenses reduce the Variable Options’ performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value. The Variable Options’ investment advisers provided us with the expense information in this prospectus and we did not independently verify it.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

9.	ACCESS TO YOUR MONEY

The money in your Contract is available under the following circumstances:

•	by withdrawing your Contract Value;

•	by taking required minimum distributions (Qualified Contracts only) as discussed in “Minimum Distribution Program and Required Minimum Distribution (RMD) Payments” later in this section;

•	by taking Annuity Payments; or

•	when we pay a death benefit.

You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. Any withdrawal request received on or after the end of the current Business Day receives the next Business Day’s values.

Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000*. We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.

*	Does not apply to required minimum distributions.

We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If you are withdrawing money from an Index Option we also apply any Alternate Minimum Value to the amount we send you as described in section 7, Index Options – Alternate Minimum Value.

When you take a full withdrawal, we process your request on the Business Day we receive it in Good Order at our Service Center as follows:

•	total Contract Value,

•	less any final product fee and final contract maintenance charge,

•	less any withdrawal charge, and

•	plus any increase from the application of the Alternate Minimum Value if you selected an Index Option.

See the Fee Tables and section 8, Expenses for a discussion of these charges. See also section 7, Index Options – Alternate Minimum Value.

We pay withdrawals within seven days of receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).

NOTE:

•	Ordinary income taxes and tax penalties may apply to any withdrawal you take.

•
We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals, surrenders, or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, partial withdrawal, surrender, or death benefit from the AZL Money Market Fund subaccount until the fund is liquidated.

FREE WITHDRAWAL PRIVILEGE

Each Contract Year, you can withdraw up to 10% of your total Purchase Payments without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available next year. Withdrawals of Purchase Payments that are beyond the withdrawal charge period are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. Required minimum distribution payments are not subject to a withdrawal charge, but do reduce your free withdrawal privilege.

NOTE:  The free withdrawal privilege is not available upon a full withdrawal.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

SYSTEMATIC WITHDRAWAL PROGRAM

If your Contract Value is at least $25,000, the systematic withdrawal program can provide automatic withdrawal payments to you. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. There is no minimum or maximum on the amount you can withdraw under this program. During the withdrawal charge period (if applicable), systematic withdrawals in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at your request or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.

NOTE:

•	Ordinary income taxes and tax penalties may apply to systematic withdrawals.

•	The systematic withdrawal program is not available while you are receiving required minimum distribution payments.

MINIMUM DISTRIBUTION PROGRAM AND REQUIRED MINIMUM DISTRIBUTION (RMD) PAYMENTS

If you own a Qualified Contract, you can participate in the minimum distribution program during the Accumulation Phase. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but they reduce the free withdrawal privilege amount during the Contract Year. We can make payments to you on a monthly, quarterly, semi-annual or annual basis. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these payments, or your program does not begin until the next month.

NOTE:

•	You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.

•	The minimum distribution program is not available while you are receiving systematic withdrawals.

WAIVER OF WITHDRAWAL CHARGE BENEFIT

After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take a withdrawal and we waive the withdrawal charge. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order before we waive the withdrawal charge.

NOTE FOR CONTRACTS ISSUED IN:

•	Massachusetts – The waiver of withdrawal charge benefit is not available.

•	New Hampshire – The definition of nursing home is an institution operated in accordance with state law.

•
Pennsylvania – The waiver is not available if on the Issue Date, an Owner was confined to a nursing home or was already diagnosed with a terminal illness. Also, the nursing home confinement requirement is a total of 90 days within a six month period. These 90 days do not need to be consecutive.

SUSPENSION OF PAYMENTS OR TRANSFERS

We may be required to suspend or postpone transfers or payments for withdrawals for any period when:

•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange is restricted;

•	an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or

•	during any other period when the SEC, by order, so permits for the protection of Owners.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

10.	THE ANNUITY PHASE

Prior to annuitization, you can surrender your Contract and receive your total Contract Value (less the final product fee, final contract maintenance charge, and any applicable withdrawal charge).

Annuity Payments offer a guaranteed income stream with certain tax advantages and are designed for Owners who are not concerned with continued access to Contract Value.

You can apply your Contract Value to regular periodic fixed annuity payments (Annuity Payments). The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)’ age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)’ age or gender, we pay the amount that would have been paid at the true age or gender.

CALCULATING YOUR ANNUITY PAYMENTS

We base Annuity Payments upon the following:

•	The Contract Value on the Annuity Date.

•	The age of the Annuitant and any joint Annuitant on the Annuity Date.

•	The gender of the Annuitant and any joint Annuitant where permitted.

•	The Annuity Option you select.

•	Your Contract’s interest rate (or current rates, if higher) and mortality table.

If the Annuity Date is not an Index Anniversary and you selected the Index Performance Strategy, Contract Value includes the Daily Adjustment. Contract Value also includes any increase from the Alternate Minimum Value if you selected any of the available Index Options. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payout option period that you selected, except as provided under Annuity Option 3.

ANNUITY PAYMENT OPTIONS

You can choose one of the Annuity Options described below or any other payment option to which we agree. Before the Annuity Date, you can select and/or change the Annuity Option with at least 30 days written notice to us. After Annuity Payments begin, you cannot change the Annuity Option.

Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.

Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a guaranteed minimum period that you select.

Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.

Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.

Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. After the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.

After the Annuitant’s death under Option 2, or the last surviving joint Annuitant's death under Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if there are no remaining or named Beneficiaries.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.

NOTE:  If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.

WHEN ANNUITY PAYMENTS BEGIN

Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the maximum permitted date allowed for your Contract, which is the later of: a) the Annuitant’s 90th birthday, or b) the tenth Contract Anniversary. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. Your Annuity Date must be at least two years after the Issue Date.*

*	In Florida, the earliest acceptable Annuity Date is one year after the Issue Date.

NOTE:

•
If on the maximum permitted Annuity Date your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance. If you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value, or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

11.	DEATH BENEFIT

“You” in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.

The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information after the end of the current Business Day, we use the next Business Day’s prices.

If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, he or she each receives an equal share. Any part of the death benefit that is in the Allocation Options remains there until distribution begins. From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we no longer accept additional Purchase Payments or process transfer requests.

The Contract provides the Traditional Death Benefit based on the greater of:

•	Contract Value, or

•
total of all Purchase Payments received, reduced by the percentage of Contract Value withdrawn, determined at the end of each Business Day. Withdrawals include withdrawal charges, but not amounts we withdraw for other Contract expenses.

Contract Value includes the Alternate Minimum Value if you selected an Index Option, and on any Business Day other than an Index Anniversary if you selected the Index Performance Strategy it also includes the Daily Adjustment.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation we determine the Traditional Death Benefit at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of their portion of total Purchase Payments adjusted for withdrawals determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or their portion of the Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.

If you and the Determining Life (Lives) are different individuals and do not die simultaneously, the death benefit is as follows. This can only occur if you change the Owner (or Annuitant if the Owner is a non-individual) after the Issue Date.

•
If a Determining Life dies before you we do not pay a death benefit to the Beneficiary(s), but we may increase the Contract Value. We compare the Contract Value and total Purchase Payments adjusted for withdrawals determined at the end of Business Day we receive due proof of a Determining Life’s death. If your Contract Value is less than total Purchase Payments adjusted for withdrawals, we increase your Contract Value to equal total Purchase Payments adjusted for withdrawals. The Traditional Death Benefit becomes the Contract Value, and the Traditional Death Benefit ends. We allocate any Contract Value increase to the Variable Options according to future Purchase Payment allocation instructions.

•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary’s Valid Claim.

The Traditional Death Benefit ends upon the earliest of the following.

•	The Business Day before the Annuity Date.

•	The Business Day that total Purchase Payments adjusted for withdrawals and Contract Value are both zero.

•
Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.

•
Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life’s death if you and the Determining Life (Lives) are different individuals and do not die simultaneously.

•	The Business Day the Contract ends.

•
The Traditional Death Benefit is a first-to-die benefit based on the Determining Life. This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract the Traditional Death Benefit is no longer available. Also, if you and the Determining Life (Lives) are different individuals and you die first, the Traditional Death Benefit is not available to your Beneficiary(s).

DEATH OF THE OWNER AND/OR ANNUITANT

The appendix to the Statement of Additional Information includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.

DEATH BENEFIT PAYMENT OPTIONS DURING THE ACCUMULATION PHASE

If you do not designate a death benefit payment option, a Beneficiary must select one of the options listed below. If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms.

Spousal Continuation: If the Beneficiary is the deceased Owner’s spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts. Spouses must qualify as such under federal law to continue the Contract. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the surviving spouse continues the Contract, at the end of the Business Day we receive his or her Valid Claim, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals, if applicable. If the surviving spouse continues the Contract:

•	he or she may exercise all of the Owner’s rights, including naming a new Beneficiary or Beneficiaries;

•	he or she is subject to any remaining withdrawal charge; and

•	upon the surviving spouse’s death their Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

Option A: Lump sum payment of the death benefit.

Option B: Payment of the entire death benefit within five years of the date of any Owner’s death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.

Option C: If the Beneficiary is an individual, payment of the death benefit as fixed Annuity Payments under Annuity Options 1, 2 or 5. With our written consent other options may be available for payment over a period not extending beyond the Beneficiary’s life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.

Distribution must begin within one year of the date of the Owner’s death. Any portion of the death benefit not applied to Annuity Payments within one year of the date of the Owner’s death must be distributed within five years of the date of death.

If the Contract is owned by a non-individual, then we treat the death of any Annuitant as the death of an Owner for purposes of the Internal Revenue Code’s distribution at death rules, which are set forth in Section 72(s) of the Code.

In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, the Contract is interpreted and administered in accordance with Section 72(s) of the Internal Revenue Code.

Other rules may apply to Qualified Contracts.

12.	TAXES

This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation is contained in the Statement of Additional Information, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract’s effects on your personal tax situation.

QUALIFIED AND NON-QUALIFIED CONTRACTS

You can purchase either a Qualified Contract or a Non-Qualified Contract. A Qualified Contract is purchased pursuant to a specialized provision of the Internal Revenue Code (Code). For example, a Contract may be purchased pursuant to Section 408 of the Code as an Individual Retirement Annuity (IRA).

Qualified Contracts are subject to certain restrictions, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. Purchase Payments to Qualified Contracts other than from a qualified transfer may be restricted once the Owner reaches age 70½.

Currently, we offer the following types of Qualified Contracts.

Type of Contract	Persons and Entities that can buy the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual. We may determine which types of qualified retirement plans are eligible to purchase this Contract.
If you purchase a Qualified Contract, you already receive the benefit of tax deferral through the qualified plan, and so you should purchase this Contract for purposes other than tax deferral.

You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code. There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

TAXATION OF ANNUITY CONTRACTS

The Contract has the following tax characteristics.

•	Taxes on earnings are deferred until you take money out.

•
When you take money out of a Non-Qualified Contract, earnings are generally subject to federal income tax and applicable state income tax. All pre-tax funds distributed from Qualified Contracts are subject to federal and state income tax, but qualified distributions from Roth IRA Contracts are not subject to federal income tax. This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.

•	Taxable distributions are subject to an ordinary income tax rate, rather than a capital gains rate.

•
Beginning in 2013, distributions from Non-Qualified Contracts will be considered investment income for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

•
If you take partial withdrawals from your Non-Qualified Contract, the withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.

•
If you annuitize your Non-Qualified Contract and receive a stream of Annuity Payments, you receive the benefit of the exclusion ratio, and each Annuity Payment you receive is treated partly as taxable earnings and partly as a non-taxable return of Purchase Payments.

•	If you take partial withdrawals or annuitize a Qualified Contract, you will be responsible for determining what portion, if any, of the distribution consists of after-tax funds.

•
If you take out earnings before age 59½, you may be subject to a federal 10% penalty tax, unless you take a lifetime annuitization of your Contract or you take money out in a stream of substantially equal payments over your expected life in accordance with the requirements of the Code.

•	A pledge or assignment of a Contract may be treated as a taxable event. You should discuss any pledge or assignment of a Contract with your tax adviser.

•
If you purchase multiple non-qualified deferred annuity contracts from an affiliated group of companies in one calendar year, these contracts are treated as one contract for purposes of determining the tax consequences of any distribution.

•
Death benefit proceeds from Non-Qualified Contracts are taxable to the beneficiary as ordinary income to the extent of any earnings. Death benefit proceeds must be paid out in accordance with the requirements of the Code. Federally recognized spouses are given specialized treatment in receipt of payments.

•
Depending upon the type of Qualified Contract you own, required minimum distributions (RMDs) must be satisfied when you reach a certain age. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract’s RMD requirements.

•
When you take money out of a Contract, we may deduct premium tax that we pay on your Contract. This tax varies from 0% to 3.5%, depending on your state. Currently, we pay this tax and do not pass it on to you.

TAX-FREE SECTION 1035 EXCHANGES

Subject to certain restrictions, you can make a “tax-free” exchange under Section 1035 of the Internal Revenue Code for all or a portion of one annuity contract for another, or all of a life insurance policy for an annuity contract. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:

•	you might have to pay a withdrawal charge on your previous contract,

•	there is a new withdrawal charge period for this Contract,

•	other charges under this Contract may be higher (or lower),

•	the benefits may be different, and

•	you no longer have access to any benefits from your previous contract.

If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible federal penalty tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract who generally earns a commission on each sale. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

13.	OTHER INFORMATION

THE SEPARATE ACCOUNT

We established Allianz Life Variable Account B (the Separate Account) as a separate account under Minnesota insurance law on May 31, 1985. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.

The Separate Account holds the assets that underlie the Variable Options. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate account we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.

We own the assets of the Separate Account. We credit gains to or charge losses against the Separate Account, whether or not realized, without regard to the performance of other investment accounts. The Separate Account’s assets may not be used to pay any of our liabilities, other than those arising from the Contracts.

If the Separate Account’s assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and charges. The obligations under the Contracts are obligations of Allianz Life.

OUR GENERAL ACCOUNT

Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.

Our general account assets fund guarantees provided in the Contracts, including obligations associated with the Index Options. Contract Value that you apply to Annuity Payments becomes part of our general account. In addition, we place a majority of the assets you allocate to the Index Options in our general account where we primarily invest the assets in a variety fixed income securities.

We place the remaining portion of assets you allocate to the Index Options in a non-unitized, non-insulated separate account that is not registered with the SEC, which we established under Minnesota Insurance Law solely for the purpose of supporting our obligations to pay Credits associated with the Index Options. We invest these assets in hedging instruments, including derivative investments as well as cash and fixed income securities. To support our obligations to pay Credits associated with the Index Options, we may move money between this separate account and our general account. Like our general account, the assets in this non-unitized separate account are subject to our general business operation liabilities and the claims of our creditors.

An Owner who allocates Contract Value to an Index Option does not have any interest in or claim on the asset in this non-unitized separate account. In addition, neither the Owner nor the Index Options participate in any way in the performance of assets held in the non-unitized, non-insulated separate account.

DISTRIBUTION

Allianz Life Financial Services, LLC (Allianz Life Financial), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. Allianz Life Financial is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. Allianz Life Financial is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). [To be updated by pre-effective amendment.] Allianz Life Financial is not a member of Securities Investors Protection Corporation. More information about Allianz Life Financial is available at http://www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.

We have entered into a distribution agreement with Allianz Life Financial for the distribution of the Contracts. Allianz Life Financial also may perform various administrative services on our behalf.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

We may fund Allianz Life Financial’s operating and other expenses, including: overhead; legal and accounting fees; Financial Professional training; compensation for the Allianz Life Financial management team; and other expenses associated with the Contracts. Financial Professionals and their managers are also eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with Allianz Life Financial. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.

Allianz Life Financial does not itself sell the Contracts on a retail basis. Rather, Allianz Life Financial enters into selling agreements with other broker/dealers registered under the 1934 Act (selling firms) for the sale of the Contracts. These selling firms include third party broker/dealers and Questar Capital Corporation, an affiliated broker/dealer. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 7% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 7% of Purchase Payments.

We and/or Allianz Life Financial may make bonus payments to certain selling firms based on aggregate sales of our variable insurance contracts (including this Contract) or persistency standards, or as part of a special promotion. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms. In some instances, the amount paid may be significant.

A portion of the payments made to selling firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.

We intend to recover commissions and other expenses through fees and charges imposed under the Contract. Commissions paid on the Contract, including other incentives or payments, are not charged directly to the Owners or the Separate Account.

Broker-dealers and their Financial Professionals and managers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services. In addition, certain firms and their Financial Professionals may receive compensation for distribution and administrative services when acting in a wholesaling capacity and working with retail firms.

In certain instances, we and/or Allianz Life Financial may make payments to a broker/dealer for inclusion of this Contract in its list of products that it offers for sale.

We and/or Allianz Life Financial may pay certain selling firms additional marketing support allowances for:

•	marketing services and increased access to their Financial Professionals;

•	sales promotions relating to the Contracts;

•	costs associated with sales conferences and educational seminars;

•	the cost of client meetings and presentations; and

•	other sales expenses incurred by them.

We retain substantial discretion in determining whether to grant a marketing support payment to a particular broker/dealer firm and the amount of any such payment.

We may also make payments for marketing and wholesaling support to broker/dealer affiliates of Variable Options that are available through the variable annuities we offer.

Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.

The Variable Options may assess a Rule 12b-1 fee. These fees are paid to Allianz Life Financial as consideration for providing certain services and incurring certain expenses permitted under the Variable Option’s plan. These fees typically equal 0.25% of a Variable Option’s average daily net assets.

In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of a Variable Option may make payments for administrative services to Allianz Life Financial or its affiliates.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

ADDITIONAL CREDITS FOR CERTAIN GROUPS

We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.

ADMINISTRATION/ALLIANZ SERVICE CENTER

The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. Our Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative services performed by our Service Center include:

•	issuance and maintenance of the Contracts,
•	maintenance of Owner records,
•	processing and mailing of account statements and other mailings to Owners, and
•	routine customer service including:
–	responding to Owner correspondence and inquiries,
–	processing of Contract changes,
–	processing withdrawal requests (both partial and total) and
–	processing annuitization requests.

To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, will be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.

LEGAL PROCEEDINGS

We and our subsidiaries, like other life insurance companies, from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or Allianz Life Financial is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or Allianz Life Financial’s ability to perform its obligations.

STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

Allianz Life hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

14.	INFORMATION ON ALLIANZ LIFE

Allianz Life is a stock life insurance company organized under the laws of the state of Minnesota in 1896. Our address is 5701 Golden Hills Drive, Minneapolis, MN 55416. We are a subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a subsidiary of Allianz SE, a provider of integrated financial services. Allianz SE is headquartered in Munich, Germany, and has sales outlets throughout the world. We offer fixed and variable annuities and individual life insurance. We are licensed to do direct business in 49 states and the District of Columbia.

Allianz Life does not have a separate custodian for the assets owned through the Separate Account. Most mutual fund shares are not in certificated form, and as such, Allianz Life in effect acts as self custodian for the non-certificated shares we own through the Separate Account.

[Additional company information to be added by pre-effective amendment.]

EXECUTIVE OFFICERS AND DIRECTORS

[To be added by pre-effective amendment.]

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

EXECUTIVE COMPENSATION

[To be added by pre-effective amendment.]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE’s principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of [date to be added by pre-effective amendment], 2013, the directors and executive officers of Allianz Life held less than 1% of Allianz SE’s ordinary shares issued and outstanding.

We are not aware of any arrangements that may at a later date result in a change in control of Allianz Life.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We are a wholly owned subsidiary of Allianz of America, Inc., which in turn is a wholly owned subsidiary of Allianz SE.

Based on the information available to our General Counsel’s Office and to the Board, there have been no transactions between us and any related party since [date to be added by pre-effective amendment], 2013, nor are any currently proposed, for which disclosure is required under SEC rules.

15.	SELECTED FINANCIAL DATA

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE 12 MONTH PERIOD ENDING DECEMBER 31, 2012)

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and notes to those statements included in this prospectus. The discussion and analysis below includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2012 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”

[To be added by pre-effective amendment.]

16.	FINANCIAL STATEMENTS

The financial statements of Allianz Life Variable Account B as of and for the year or period ended December 31, 2012 (including the statements of changes in net assets for each of the years or periods in the two year period then ended and the financial highlights for each of the periods presented) [to be added to Part C of the Registration Statement filed with the SEC on Form N-4 by pre-effective amendment] in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and supplemental schedules of Allianz Life Insurance Company of North America for each of the years in the three-year period ended December 31, 2012, [to be added to this prospectus by pre-effective amendment] are included in reliance upon the report of KPMG LLP. The audit report covering the December 31, 2012 financial statements and supplemental schedules of Allianz Life Insurance Company of North America refers to a change in the method of evaluating other-than-temporary impairments of fixed maturity securities due to the adoption of accounting requirements issued by the Financial Accounting Standards Board (FASB), as of January 1, 2010. The principal business address of KPMG LLP is 4200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

17.	PRIVACY AND SECURITY STATEMENT

2012 [TO BE UPDATED BY PRE-EFFECTIVE AMENDMENT.]
Your privacy is a high priority for Allianz. Our pledge to protect your privacy is reflected in our Privacy and Security Statement. This statement outlines our principles for collecting, using and protecting information that we maintain about you.

This statement applies to all of the companies within the Allianz family of companies that issue insurance policies. The law allows us to share your information among our insurance companies. The law does not allow you to prevent these disclosures. A list of our companies can be found at the end of this notice.

Information about you that Allianz collects

Allianz collects information about you so that we can process the insurance transactions you request. We limit the amount of your information collected to what we feel is needed to maintain your account. We may collect your information from the following sources:

•	From you, either directly or through your agent. This may include information on your insurance application or other forms you may complete, such as your name, address and telephone number.
•	From others, through the process of handling a claim. This may include information from medical or accident reports.
•	From your doctor or during a home visit by a health assessment professional. This may include medical information about you gathered with your written authorization.
•	From your relationship with us, such as the number of years you have been a customer or the types of insurance products you purchased.
•	From a consumer reporting agency such as a medical, credit, or motor vehicle report. The information in these reports may be kept by the agency and shared with others.

Information about you that Allianz shares

Allianz does not share information about current or former customers with anyone, except as “allowed by law.” “Allowed by law” means that we may share your information, such as your name, address, and policy information, as follows:

•	With affiliates and service providers in order to administer or service your policy.
•
With consumer reporting agencies to obtain a medical report, credit report, or motor vehicle report. These reports are used to determine eligibility for coverage or to process your requested transactions.

•	With your insurance agent so that they can perform services for you.
•	With medical professionals in order to process your claim.
•	With a state Department of Insurance in order to examine our records or business practices.
•	With a state or federal law enforcement agency, as required by law or to report suspected fraud activities.
•	With research groups to conduct studies on claims results. No individual is identified in any study or report.

Service providers with whom we legally share your information are required to sign a Privacy and Security Agreement with Allianz.

Allianz does not sell your information to anyone

We do not share your information with anyone for their own marketing purposes. For this reason, we are not required to obtain an “opt-in election,” an “opt-out election” or an authorization from you. We also do not share your information with any of our affiliated companies except to administer or service your policy.

Allianz policies and practices regarding security of your information

Allianz uses computer hardware and software tools to maintain physical and electronic safeguards. These safeguards comply with applicable federal and state regulations. We use state-of-the-art technology to secure our websites and protect the information that may be shared over these sites.

If you visit one of our websites, we may use “cookies” (small text files sent from our site to your hard drive). These cookies help us to recognize repeat visitors and allow easy access to and use of the site. We do not use cookies to gather your information. The cookies only enable you to use our website more easily. Refer to the Privacy link at the bottom of our website for more information on browsing privacy practices.

Your ability to access and correct your information

You have the right to access and obtain a copy of your information. This does not include the right to access and copy your information related to a claim or civil or criminal proceeding. If you wish to review your information, please write us at the address below. Provide your full name, address and policy number(s). For your protection, please have your request notarized.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

This will ensure the identity of the person requesting your information. Alternately, you may also make your request through our secure website.

Within 30 working days of our receipt of your request, your information will be available. You may see the information in person or we will send you a copy. If medical information is contained in your file, we may request that you name a medical professional to whom we will send your information.

If you believe any of your information is incorrect, notify us in writing at the address below. Within 30 working days, we will let you know if our review has resulted in a correction of your information. If we do not agree there is an error, you may file a statement disputing our finding. We will attach the statement to your file. We will send any corrections we make, or your statement, to anyone we shared your information with over the past two years, and to anyone who may receive your information from us in the future. We do not control the information about you that is obtained from a consumer reporting agency or a Department of Motor Vehicles. At your request, we will provide you with the names and addresses of these agencies so that you can contact them directly.

Montana residents: You may write to us and also ask for a record of any disclosure of your medical information made within the last three years.

Notification of change

Your trust is one of our most important assets. If we revise our privacy practices in the future, we will notify you prior to introducing any changes. This Privacy and Security Statement is also displayed on our website (http://www.allianzlife.com).

For more information or if you have questions

If you have any questions or concerns about our privacy policies or procedures, please call the Corporate Compliance Privacy Office at 800.328.5600, write us at the following address or contact us via the website.

Allianz Life Insurance Company of North America
PO Box 1344
Minneapolis, MN 55440-1344

Allianz family of companies:

•	Allianz Life Insurance Company of North America
•	Allianz Life Insurance Company of New York
•	Allianz Investment Management LLC
•	Allianz Life Financial Services, LLC
•	Questar Asset Management, Inc.
•	Questar Capital Corporation

M40018 (R-12/2011)

18.	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION (SAI)

Legal Opinions………………………………………………………..	2	Income Tax Withholding…………………….………..	9
Distributor……………………………………………………………..	2	Multiple Contracts…………………………………….	9
Federal Tax Status…………………………………………………...	2	Partial 1035 Exchanges………………………………	9
Annuity Contracts in General……………………………………	3	Assignments, Pledges and Gratuitous Transfers….	9
Taxation of Annuities in General………………………………..	3	Death Benefits…………………………………………	9
Qualified Contracts……………………………………………….	4	Federal Estate Taxes…………………………………	10
Purchasing a Qualified Contract………………………………..	5	Generation-Skipping Transfer Tax………………….	10
Distributions Qualified Contracts………………………………..	6	Foreign Tax Credits…………………………………..	10
Distributions Non-Qualified Contracts………………………….	7	Possible Tax Law Changes………………………….	10
Required Distributions……………………………………………	7	Annuity Payments………………………………………..	11
Withholding………………………………………………………..	8	Annuity Payment Options……………………………	11
Diversification……………………………………………………..	8	Appendix – Death of the Owner and/or Annuitant…	12
Owner Control…………………………………………………….	8
Contracts Owned by Non-Individuals…………………………..	8
Annuity Purchases by Nonresident Aliens and Foreign
Corporations…………………………………………………...	8

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

APPENDIX A – AVAILABLE INDICES

STANDARD & POOR’S 500® INDEX

The S&P 500® Index is considered by many to be the most common benchmark used in measuring the performance of U.S. stock market large caps, which are companies with a market capitalization value of more than $10 billion. The S&P 500 represents a broad cross-section of common stocks traded on every major U.S. stock exchange. The Index is a selection of 500 leading companies from 100 distinct industry groups found in 10 leading American industrial market sectors. Visit www.spglobal.com for more information.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (S&P). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. This trademark has been sublicensed for certain purposes by Allianz Life Insurance Company of North America (Allianz Life). The S&P 500 Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Allianz Life.

Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz Life products or any member of the public regarding the advisability of investments generally or in Allianz Life products particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Allianz Life with respect to the S&P 500 Index is the licensing of the S&P 500 Index and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The S&P 500 Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz Life or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz Life or the owners of the products into consideration in determining, composing, or calculating the S&P 500 Index. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz Life, but which may be similar to and competitive with Allianz Life products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ LIFE, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ LIFE OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

RUSSELL 2000® INDEX

The Russell 2000 measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000 is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index. Visit www.russell.com/indexes/default.asp for more information.

The Russell 2000 is a trademark of Russell Investments and has been licensed for use by Allianz Life. The Contract is not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the Contract.

NASDAQ-100® INDEX

Launched in January 1985, the Nasdaq-100 Index® includes 100 of the Nasdaq Stock Market’s most actively traded issues, representing a cross-section of major industry groups. Its 100 companies are selected from the largest domestic and international nonfinancial companies listed on the Nasdaq Stock Market. Company size is based on market capitalization. Visit www.nasdaq.com for more information.

The Nasdaq-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market, based on capitalization. The Nasdaq-100®, Nasdaq-100 Index®, Nasdaq®, and OMX® are registered trade marks of NASDAQ OMX Group, Inc. (which with its affiliates are the Corporations) and are licensed for use by Allianz Life. The Contract has not been passed on by the Corporations as to their legality or suitability. The Contract is not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE CONTRACT.

APPENDIX B – DAILY ADJUSTMENT

We designed the Daily Adjustment to provide an Index Option Value on days other than the Index Effective Date or an Index Anniversary that reflects the change in market value of your allocation to each Index Performance Strategy Index Option. You should note that even if your selected Index(s) experience positive growth, their Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates. The formula for this calculation is as follows:

Daily Adjustment = (current Proxy Value – beginning Proxy Value) x Index Option Base

The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the first day of the current Index Year.

The Proxy Value tracks three hypothetical derivative investments (call and put options) that we designed to mimic the market value of your allocation to an Index Performance Strategy Index Option. We calculate a Proxy Value for each of your selected Index Performance Strategy Index Options.

The Proxy Value has three components:

•	an at-the-money call;

•	an out-of-the-money call; and

•	an out-of-the-money put.

An Index Option’s Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)

We designed the two call options to value the potential for Index gains up to the Cap. We designed the put option to value the potential for Index losses below the Buffer. It is important to note that the put option will almost always reduce the Daily Adjustment, even when the current Index value is higher than it was at the beginning of the Index Year. This is because the risk that the Index could be lower on the next Index Anniversary is present to some extent whether or not the Index value is lower than it was at the beginning of the Index Year.

On the Index Anniversary, the current Proxy Value for an Index Option is equal to its Performance Credit as discussed in section 7, Index Options – Determining the Index Option Value under the Index Performance Strategy.

You can find a more detailed explanation of the calculation of the Proxy Value, including examples, at Exhibit 99b of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of this Exhibit by calling (800) [to be added by pre-effective amendment].

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

FOR SERVICE OR MORE INFORMATION

You can review and copy information about us, the Separate Account, the prospectus and the SAI at the SEC’s Public Reference Room in Washington, D.C. You may obtain information about the operation of the Public Reference Room by calling (202) 551-8090.

The SEC also maintains a website (http://www.sec.gov). The prospectus, the SAI and other information about the Contract are available on the EDGAR database on the SEC’s website. If you do not have access to the website, you can get copies of information from the website upon payment of a duplication fee by writing to:

Public Reference Section of the Commission

100 F Street, NE

Washington, DC 20549

OUR SERVICE CENTER

If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.

To send an application or additional Purchase Payment, please mail to us as follows:

For sending an application or general customer service without a check:	For sending an application or additional Purchase Payment with a check:
REGULAR MAIL	REGULAR MAIL
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
P.O. Box 561	NW5989
Minneapolis, MN 55440-0561	P.O. Box 1450
Minneapolis, MN 55485-5989

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL	OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
5701 Golden Hills Drive	NW5989
Golden Valley, MN 55416-1297	1801 Parkview Drive
Shoreview, MN 55126

NOTE: Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 1801 Parkview Drive address listed above, which may delay processing.

Allianz Index AdvantageSM Prospectus – [To be added by pre-effective amendment]

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Securities and Exchange Commission Registration Fee                            $  102,300*
                                                                                                                               --------------

    Estimated Printing and Filing Costs:                                                             $  xxxxxx**
                                                                                                                                --------------

    Estimated Accounting Fees:                                                                           $  xxxxxxx**
                                                                                                                                ---------------

    Estimated Legal Fees:                                                                                       $  xxxxxxx**
                                                                                                                                 ---------------

    Estimated Miscellaneous Fees:                                                                       $  xxxxxxx**
                                                                                                                                  ---------------

 *To be paid upon pre-effective amendment
**To be added upon pre-effective amendment

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:
ARTICLE XI. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
SECTION 1. RIGHT TO INDEMNIFICATION:
(a)
Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was:

	(i)	a director of the Corporation; or
	(ii)	acting in the course and scope of his or her duties as an officer or employee of the Corporation; or
	(iii)	rendering Professional Services at the request of and for the benefit of the Corporation; or
(iv)
serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

(b)	Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:
	(i)	in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors;
	(ii)	if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;
	(iii)	for acts or omissions involving intentional misconduct or knowing and culpable violation of law;
(iv)
for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person;

	(v)	for any transaction for which the Indemnified Person derived an improper personal benefit;
(vi)
for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders;

	(vii)	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders;
	(viii)	in circumstances where indemnification is prohibited by applicable law;
(ix)
in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

SECTION 2. SCOPE OF INDEMNIFICATION:
(a)
Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

(b)
Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

(c)
Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

SECTION 3. DEFINITIONS:
(a)	"Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.
(b)
"Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.

(c)
"Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted for directors and officers or controlling persons of the Insurance Company pursuant to the foregoing, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.

        NOT APPLICABLE.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

    1. Underwriting Agreement*

    2. Not applicable

    3. (a) Articles of Incorporation**

        (b) Bylaws**

    4. (a) Deferred Annuity Contract*

        (b) Contract Schedule Page*

        (c) Application for Individual Annuity Contract*

    5. Opinion re Legality - not applicable

    8. Opinion re Tax Matters - not applicable

    9. Not applicable

   10. Material Contracts*

   11. Not applicable

   12. Not applicable

   15. Not applicable

   16. Not applicable

   21. Not applicable.

   23. (a) Consent of Independent Registered Public Accounting Firm - KPMG*

         (c) Consent of Counsel*

   24. (a) Powers of Attorney**

         (b) Board Resolution**

   25. Not applicable

   26. Not applicable

   99.  (a) Alternative Minimum Value Exhibit**

(b) Appendix B Exhibit – Daily Adjustment Calculation**

      * To be filed by pre-effective amendment
     ** Filed herewith

(b) Financial Statement Schedules

All required financial statement schedules of Allianz Life Insurance Company of North America are included in Part I of this registration statement.

ITEM 17.   UNDERTAKINGS.

The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table  in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 3rd day of January, 2013.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By: /S/ Walter R. White*

       Walter R. White

       Chief Executive Officer, President, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2013.

Signature	Title
Gary C. Bhojwani*	Director and Chairman of the Board
Walter R. White*	Director, President & Chief Executive Officer
Giulio Terzariol*	Director, Senior Vice President and Chief Financial Officer
Michael P. Sullivan*	Director
Dale E. Lauer*	Director
Marna C. Whittington*	Director

     * By Power of Attorney filed as Exhibit 24 to this Registration Statement.

     BY: /S/ STEWART D. GREGG

         Stewart D. Gregg

         Senior Counsel

FORM S-1

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

INDEX TO EXHIBITS

EXHIBIT

A.3.    (a) Articles of Incorporation

           (b) Bylaws

A.24    (a) Powers of Attorney

(b) Board Resolution

A.99.   (a) Alternative Minimum Value Exhibit

(b) Appendix B Exhibit – Daily Adjustment Calculation